                                                                   EXHIBIT 4.2.2

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                      ASSET BACKED SECURITIES CORPORATION
                                  Depositor,

                               [SERVICER NAME],
                                   Servicer

                                      and


                                [TRUSTEE NAME],
                                    Trustee


                        CSFB CARD ACCOUNT MASTER TRUST


                    FORM OF POOLING AND SERVICING AGREEMENT

                            dated as of [        ]



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                               TABLE OF CONTENTS

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                                  ARTICLE I.

                                  Definitions

  Section 1.01.  Definitions..................................  1
  Section 1.02.  Other Definitional Provisions and Rules of
                  Construction................................ 23

                                  ARTICLE II.

                            Transfer of Receivables

  Section 2.01.  Transfer of Receivables...................... 24
  Section 2.02.  Acceptance by Trustee........................ 25
  Section 2.03.  Representations and Warranties of the
                  Depositor Relating to the Depositor......... 26
  Section 2.04.  Representations and Warranties of the
                  Depositor Relating to the Agreement and
                  Any Supplement and the Receivables.......... 28
  Section 2.05.  Reassignment of Ineligible Receivables....... 31
  Section 2.06.  Reassignment of Receivables in Trust
                  Portfolio................................... 32
  Section 2.07.  Covenants of the Depositor................... 33
  Section 2.08.  Addition of Accounts......................... 36
  Section 2.09.  Removal of Accounts.......................... 41
  Section 2.10.  Account Allocations.......................... 42
  Section 2.11.  Discount Option.............................. 43

                                 ARTICLE III.

                         Administration and Servicing
                                 of Receivable

  Section 3.01.  Acceptance of Appointment and Other Matters
                  Relating to the Servicer.................... 44
  Section 3.02.  Servicing Compensation....................... 46
  Section 3.04.  Reports and Records for the Trustee.......... 51
  Section 3.05.  Annual Certificate of Servicer............... 51
  Section 3.06.  Annual Servicing Report of Independent
                  Public Accountants; Copies of Reports
                  Available................................... 52
  Section 3.07.  Tax Treatment................................ 53
  Section 3.08.  Notices to the .............................. 53
  Section 3.09.  Adjustments.................................. 53
  Section 3.10.  Reports to the Commission.................... 54

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                                  ARTICLE IV.

                       Rights of Certificateholders and
                   Allocation and Application of Collections

  Section 4.01.  Rights of Certificateholders................. 54
  Section 4.02.  Establishment of Collection Account and
                  Excess Funding Account...................... 55
  Section 4.03.  Collections and Allocations.................. 58
  Section 4.04.  Shared Principal Collections................. 60
  Section 4.05.  Excess Finance Charges....................... 60

                                  ARTICLE V.

                         Distributions and Reports to
                              Certificateholders

                                  ARTICLE VI.

                               The Certificates

  Section 6.01.  The Certificates............................. 61
  Section 6.02.  Authentication of Certificates............... 62
  Section 6.03.  New Issuances................................ 62
  Section 6.04.  Registration of Transfer and Exchange of
                  Certificates................................ 64
  Section 6.05.  Mutilated, Destroyed, Lost or Stolen
                  Certificates................................ 68
  Section 6.06.  Persons Deemed Owners........................ 68
  Section 6.07.  Appointment of Paying Agent.................. 69
  Section 6.08.  Access to List of Registered
                  Certificateholders Names and Addresses...... 70
  Section 6.09.  Authenticating Agent......................... 70
  Section 6.10.  Book-Entry Certificates...................... 71
  Section 6.11.  Notices to Clearing Agency................... 72
  Section 6.12.  Definitive Certificates...................... 73
  Section 6.13.  Global Certificate; Exchange Date............ 73
  Section 6.14.  Meetings of Certificateholders............... 75

                                 ARTICLE VII.

                    Other Matters Relating to the Depositor

  Section 7.01.  Liability of the Depositor................... 78
  Section 7.02.  Merger or Consolidation of, or Assumption
                  of the Obligations of, the Depositor........ 78

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  Section 7.03.  Limitations on Liability of the Depositor.... 79
  Section 7.04.  Liabilities.................................. 79

                                 ARTICLE VIII.

                    Other Matters Relating to the Servicer

  Section 8.01.  Liability of the Servicer.................... 80
  Section 8.02.  Merger or Consolidation of, or Assumption of
                  the Obligations of, the Servicer............ 80
  Section 8.03.  Limitation on Liability of the Servicer and
                  Others...................................... 81
  Section 8.04.  Servicer Indemnification of the Trust and
                  the Trustee................................. 81
  Section 8.05.  The Servicer Not To Resign................... 82
  Section 8.06.  Access to Certain Documentation and
                  Information Regarding the Receivables....... 82
  Section 8.07.  Delegation of Duties......................... 83
  Section 8.08.  Examination of Records....................... 83

                                  ARTICLE IX.

                                Pay Out Events

  Section 9.01.  Pay Out Events............................... 83
  Section 9.02.  Additional Rights upon the Occurrence of
                  Certain Events.............................. 84

                                  ARTICLE X.

                               Servicer Defaults

  Section 10.01.  Servicer Defaults........................... 85
  Section 10.02.  Trustee To Act; Appointment of Successor.... 89
  Section 10.03.  Notification to Certificateholders.......... 90

                                  ARTICLE XI

                                  The Trustee
  Section 11.01.  Duties of Trustee........................... 90
  Section 11.02.  Certain Matters Affecting the Trustee....... 93
  Section 11.03.  Trustee Not Liable for Recitals in
                   Certificates............................... 94
  Section 11.04.  Trustee May Own Certificates................ 94
  Section 11.05.  The Servicer To Pay Trustee's Fees and
                   Expenses................................... 94
  Section 11.06.  Eligibility Requirements for Trustee........ 95

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  Section 11.07   Resignation or Removal of Trustee........... 95
  Section 11.08.  Successor Trustee........................... 96
  Section 11.09.  Merger or Consolidation of Trustee.......... 97
  Section 11.10.  Appointment of Co-Trustee or Separate
                   Trustee.................................... 97
  Section 11.11.  Tax Returns................................. 98
  Section 11.12.  Trustee May Enforce Claims without
                   Possession of Certificates................. 99
  Section 11.13.  Suits for Enforcement....................... 99
  Section 11.14.  Rights of Certificateholders to Direct
                   Trustee....................................100
  Section 11.15.  Representations and Warranties of Trustee...101
  Section 11.16.  Maintenance of Office or Agency.............101
  Section 11.17.  Confidentiality.............................101

                                  ARTICLE XII

                                  Termination

  Section 12.01.  Termination of Trust........................102
  Section 12.02.  Final Distribution..........................102
  Section 12.03.  Depositor's Termination Rights..............104

                                 ARTICLE XIII

                           Miscellaneous Provisions

  Section 13.01.  Amendment; Waiver of Past Defaults..........104
  Section 13.02.  Protection of Right, Title and Interest to
                   Trust......................................106
  Section 13.03.  Limitation on Rights of Certificateholders..107
  Section 13.04.  GOVERNING LAW...............................108
  Section 13.05.  Notices; Payments...........................108
  Section 13.06.  Rule 144A Information.......................109
  Section 13.07.  Severability of Provisions..................110
  Section 13.08.  Assignment
  Section 13.09.  Certificates Nonassessable and Fully Paid...110
  Section 13.10.  Further Assurances..........................110
  Section 13.11.  Nonpetition Covenant........................110
  Section 13.12.  No Waiver; Cumulative Remedies..............111
  Section 13.13.  Counterparts................................111
  Section 13.14.  Third-Party Beneficiaries...................111
  Section 13.15.  Actions by Certificateholders...............111
  Section 13.16.  Merger and Integration......................111
  Section 13.17.  Headings....................................112
  Section 13.18.  Agreement to Constitute Security Agreement..112

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Exhibit A           Form of Depositor's Certificate
Exhibit B           Form of Assignment of Receivables in
                     Additional Accounts.....................103

          POOLING AND SERVICING AGREEMENT dated as of [    ], 199[  ] between
Asset Backed Securities Corporation, a Delaware corporation, as Depositor,
[Servicer Name], as Servicer, and [Trustee Name], a [     ] banking corporation,
as Trustee.

          In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Certificateholders and any Series Enhancer to the extent provided herein and in any Supplement:


                                   ARTICLE I

                                  Definitions
                                  -----------

          Section 1.01.  Definitions.  Whenever used in this Agreement, the
                         -----------
following words and phrases shall have the following meanings.

          "ABSC" shall mean Asset Backed Securities Corporation.
           ----

          "Account" shall mean each Initial Account and each Additional Account,
           -------
but shall exclude any Account all the Receivables in which are either reassigned or assigned to the Depositor or its designee or the Servicer in accordance with the terms of this Agreement. The definition of Account shall include any MasterCard(R) or Visa(R) /*// account or accounts (each, a "Related Account") having the following characteristics: (a) such Related Account was established in compliance with the Lending Guidelines pursuant to a Credit Card Agreement;
(b) the Obligor or Obligors with respect to such Related Account are the same Person or Persons as the Obligor or Obligors of the Account; (c) such Related Account is originated (i) as a result of the credit card with respect to the Account being lost or stolen; (ii) as a result of the Obligor requesting a change in his billing cycle; (iii) as a result of the Obligor requesting the discontinuance of responsibility with respect to an Account; (iv) as a result of the Obligor requesting a product change; or (v) for any other reasons permitted by the Lending Guidelines; and (d) such Related Account can be traced or identified by reference to or by way of the computer or other records of the Depositor. From and after the date on which an Account replaced by a Related Account is removed from the computer records of the Depositor, such Account shall no longer be an Account hereunder. The term "Account" shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

          "Accumulation Period" shall mean, with respect to any Series, the
           -------------------
period, if any, specified as such in the related Supplement.



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/*// MasterCard and VISA are registered trademarks of MasterCard International Incorporated and of VISA USA, Inc., respectively.

          "Addition Date" shall mean (a) with respect to Additional Accounts,
           -------------
the date on which the Receivables in such Additional accounts are conveyed to the Trust pursuant to Section 2.08(a), (b) or (c), and (b) with respect to Participation Interests, the date from and after which such Participation Interests are to be included as Trust Assets pursuant to Section 2.08(a) or (b).

          "Addition Discount Receivables" shall mean, as of any applicable
           -----------------------------
Additional Cut-Off Date, the amount of Principal Receivables in Additional Accounts designated by the Depositor to be treated as Finance Charge Receivables; provided, however, that the Depositor may not make such designation
             --------  -------
unless (i) shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee, and (ii) the Depositor shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer's Certificate of the Depositor, to the effect that the Depositor reasonably believes that such designation will not, based on the facts known to such officer at the time of such certification, then cause a Pay-Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay-Out Event to occur with respect to any Series.

          "Additional Account" shall mean each consumer revolving credit card
           ------------------
account or other consumer revolving credit account established pursuant to a Credit Card Agreement, which account is designated pursuant to Section 2.08(a),
(b) or (c) to be included as an Account and is identified in a computer file or microfiche list delivered to the Trustee by the Depositor pursuant to Sections
2.01 and 2.08 (g).

          "Additional Cut-Off Date" shall mean the date as of which any
           -----------------------
Additional Accounts or Participation Interests are to be included in the Trust, as specified in the related Assignment.

          "Additional Depositors" shall have the meaning specified in
           ---------------------
Section 2.08(f).

          "Additional Payment" shall have the meaning specified in
           ------------------
Section 3.09(a).

          "Affiliate" shall mean, with respect to any specified Person, any
           ---------
other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person, shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trust shall not be deemed an affiliate of the Depositor.

          "Aggregate Addition Limit" shall mean the number of accounts
           ------------------------
designated as Automatic Additional Accounts, without prior Rating Agency consent, and designated as Additional Accounts pursuant to Section 2.08(a), without the prior Rating Agency notice described under Section 2.08(d)(v), which would either (x) with respect to any three consecutive Monthly Periods, equal 15% of the number of Accounts at the end of the ninth Monthly Period preceding the commencement of such three Monthly Periods (or, the Trust Cut-Off Date, whichever is later) and (y) with respect to any twelve Monthly Periods, equal 20% of the number of Accounts as of the first day of such twelve Monthly Periods (or, the Trust Cut-Off Date, whichever is later).

          "Agreement" shall mean this Pooling and Servicing Agreement and all
           ---------
amendments hereof and supplement hereto, including, with respect to any Series or Class, the related Supplement.

          "Annual Membership Fees" shall mean annual membership fees or any
           ----------------------
similar term specified in the Credit Card Agreement applicable to each Account.

          "Applicants" shall have the meaning specified in Section 6.08.
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          "Appointment Date" shall have the meaning specified in
           ----------------
Section 9.02(a).

          "Assignment" shall have the meaning specified in Section 2.08(g).
           ----------

          "Authorized Newspaper" shall mean any newspaper or newspapers of
           --------------------
general circulation (including The Wall Street Journal) in the Borough of Manhattan, The City of New York, printed in the English language (and with respect to any Series or Class, if and so long as the Investor Certificate of such Series or Class are listed on a European stock exchange (including the Luxembourg Stock Exchange) and such exchange shall so require, then in the city of such exchange, printed in any language satisfying the requirements of such exchange) and customarily published on each business day at such place, whether or not published on Saturday, Sundays or holidays.

          "Automatic Additional Account" shall mean each consumer revolving
           ----------------------------
credit card account or other consumer revolving credit account established pursuant to a Credit Card Agreement, which account is designated pursuant to
Section 2.08(c) to be included as an Account and is identified in a computer file or microfiche list delivered to the Trustee by the Depositor pursuant to Sections 2.01 and

          "Depositor's Amount" shall mean on any date of determination an amount
           ------------------
equal to the difference between (I) the sum of (A) the aggregate balance of Principal Receivables at the end of the day immediately prior to such date of determination and (B) Special Funding Amount at the end of the day immediately prior to such date of determination minus (II) the Aggregate Invested Amount at
                                    -----
the end of such day.

          "Depositor's Certificate" shall mean the certificate executed by the
           -----------------------
Depositor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A, as the same may be modified in accordance with Section 2.08(f).

          "Depositor's Interest" shall have the meaning specified in
           --------------------
Section 4.01.

          "Bearer Certificates" shall have the meaning specified in
           -------------------
Section 6.01.

          "Benefit Plan" shall have the meaning specified in Section 6.04(c).
           ------------

          "Book-Entry Certificates" shall mean beneficial interests in the
           -----------------------
Investor Certificate, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10.

          "Business Day" shall mean any day other than (a) a Saturday or Sunday
           ------------
or (b) any other day on which national banking associations or state banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

          "Cash Advance Fees" shall mean cash advance fees or any similar term
           -----------------
as specified in the Credit Card Agreement applicable to each Account.

          "Cedel" shall mean Cedel S.A.
           -----

          "Certificate" shall mean any one of the Investor Certificates or
           -----------
the Depositor's Certificate.

          "Certificate Owner" shall mean, with respect to a Book-Entry
           -----------------
Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

          "Certificate Rate" shall mean, with respect to any Series or Class,
           ----------------
the certificate rate specified therefor in the related Supplement.

          "Certificate Register" shall mean the register maintained pursuant to
           --------------------
Section 6.04, providing for the Registration of the Registered Certificates and the Depositor's Certificate and transfers and exchanges thereof.

          "Certificateholder" or "Holder" shall mean an Investor
           -----------------      ------
Certificateholder or a Person in whose name the Depositor's Certificate is registered in the Certificate Register.

          "Certificateholders' Interest" shall have the meaning specified in
           ----------------------------
Section 4.01.

          "Class" shall mean, with respect to any Series, any one of the classes
           -----
of Investor Certificate of that Series.

          "Clearing Agency Participant" shall mean a broker, dealer, bank, other
           ---------------------------
financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency pursuant to the rules and regulations of such Clearing Agency.

          "Closing Date" shall mean, with respect to any Series., the closing
           ------------
date specified in the related Supplement.

          "Code" shall mean the Internal Revenue Code of 1986.
           ----

          "Collection Account" shall have the meaning specified in
           ------------------
Section 4.02.

          "Collections" shall mean (a) all payments by or on behalf of Obligors
           -----------
(excluding Insurance Proceeds) received in respect to the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with the related Credit Card Agreement in effect from time to time and (b) with respect to any Monthly Period, (i) a portion, determined pursuant to Section 2.07(i), of the Interchange paid to the Depositor through VISA and MasterCard with respect to such Monthly Period and
(ii) all Recoveries received during such Monthly Period and (iii) all payments of Annual Membership Fees with respect to the accounts during such Monthly Period.

          "Commission" shall have the meaning specified in Section 3.01(b).
           ----------

          "Controlled Amortization Period" shall mean, with respect to any
           ------------------------------
Series, the period, if any, specified as such in the related Supplement.

          "Corporate Trust Office" shall have the meaning specified in
           ----------------------
Section 11.16.

          "Coupons" shall have the meaning specified in Section 6.01.
           -------

          "Credit Card Agreement" shall mean, with respect to an Account
           ---------------------
governed by a Receivables Purchase Agreement, the agreements between the an Account Owner and the related Obligor, governing the terms and conditions of such Account, as such agreements may be amended, modified or otherwise changed from time to time in accordance with Section 2.07(g), and as distributed (including any amendments and revisions thereto) to holders of such Accounts.

          "Date of Processing" shall mean, with respect to any transaction, the
           ------------------
date on which such transaction if first recorded under the Servicer's (or, in the case of the Depositor, the Depositor's) computer file of consumer revolving accounts (without regard to the effective date of such recordation).

          "Defaulted Amount" shall mean, with respect to any Monthly Period, an
           ----------------
amount (which shall not be less than zero) equal to (a) the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period, minus (b) the sum of (i) the amount of any Defaulted Receivables included in any Account the Receivable in which the Depositor or the Servicer became obligated to accept reassignment or assignment in accordance wit the terms of this Agreement during such Monthly Period, (ii) the amount of Recoveries received in such Monthly Period with respect to Finance Charge Receivables and Principal Receivables previously charged off as uncollectible and (iii) the excess, if any, for the immediately preceding Monthly

Period of the sum computed pursuant to this clause (b) for such Monthly Period over the amount of Principal Receivable which became Defaulted Receivables in such Monthly Period; provided, however, that, if an Insolvency Event occurs with
                     --------  -------
respect to the Depositor, the amount of such Defaulted Receivables which are subject to reassignment to the Depositor in accordance with the terms of the Agreement shall not be added to the sums so subtracted and, if any of the events described in Section 10.01(d) occur with respect to the Service, the amount of such Defaulted Receivables which are subject to reassignment or assignment to the Service in accordance with the terms of this Agreement shall not be added to the sum so subtracted.

          "Defaulted Receivables" shall mean, with respect to any Monthly
           ---------------------
Period, all Principal Receivables in any Account which are charged off as uncollectible, other than due to any Adjustment Payment, in such Monthly Period in accordance with the Lending Guidelines and the Servicer's customary and usual servicing procedures for servicing consumer revolving credit card and other consumer revolving credit account receivables comparable to the Receivable, but in any event not later that 180 days after such Receivable became due for payment by the Obligor. For purposes of this definition, a Principal Receivable in any Account shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged off on the Servicer's computer master file or consumer revolving credit accounts.

          "Definitive Certificates" shall have the meaning specified in
           -----------------------
Section 6.10.

          "Definitive Euro-Certificates" shall have the meaning specified in
           ----------------------------
Section 6.13(a).

          "Deposit Date" shall mean each day on which the Service deposits
           ------------
Collections in the Collection Account.

          "Depositaries" shall mean the Person specified in the applicable
           ------------
Supplement, in its capacity as depositary for the respective accounts of any Clearing Agency or any Foreign Clearing Agencies.

          "Depositary Agreement" shall mean, with respect to any Series or
           --------------------
Class, the agreement among the Depositor, the Trustee and the initial Clearing Agency substantially in the form of Exhibit F.

          "Determination Date" shall mean the fourth Business Day prior to each
           ------------------
Distribution Date.

          "Discount Option Receivables" shall have the meaning specified in
           ---------------------------
Section 2.11(a).

          "Discount Option Receivables Collections" shall mean on any Date of
           ---------------------------------------
Processing on and after the date on which the Depositor's exercise of its discount option pursuant to Section 2.11(a) takes effect, the product of (a) a fraction the numerator of which is the amount of the Discount Option Receivables and the denominator of which is the sum of the Principal Receivables other than Discount Option Receivables) and the Discount Option Receivables in each case (for both numerator and denominator) at the end of the prior Monthly Period and (b) collection of Principal Receivables that arise in the Accounts on such day on or after the date such option is exercised that would otherwise be Principal Receivables.

          "Discount Percentage" shall have the meaning specified in
           -------------------
Section 2.11(a).

          "Distribution Date" shall mean the 15th day of each calendar month
           -----------------
during the term hereof, or, if such 15th day is not a Business Day, the next succeeding Business Day.

          "Document Delivery Date" shall mean the first Closing Date in the case
           ----------------------
of Initial Accounts and the day that is on or prior to the tenth Business Day after the Addition Date in the case of Additional Accounts or Participation Interests added to the Trust.

          "Early Amortization Period" shall mean, with respect to any Series,
           -------------------------
the Period beginning at the close of business on the Business Day immediately preceding the day on which a Pay-Out Event is deemed to have occurred with respect to such Series, and ending upon the earlier to occur of (i) the payment in full to the Investor Certificateholders of such Series of the Invested Amount with respect to such Series and the payment in full to any applicable Series Enhancer with respect to such Series of the Enhancement Invested Amount, if any, with respect to such Series and (ii) the Series Termination Date with respect to such Series.

          "Eligible Account" shall mean a MasterCard or VISA consumer revolving
           ----------------
credit card account or other consumer revolving credit account owned by the Depositor or any Affiliated of the Depositor which as of the Trust Cut-Off Date with respect to an Initial Account or as of the related Addition Date with respect to an Additional Account: (a) is in existence and maintained with the Depositor or any Affiliated of the Depositor on the Trust Cut-Off Date or the Addition Date, as the case may be; (b) is payable in United States dollars; (c) has not been identified as an account the credit cards or checks, if any, with respect to which have been reported to the Depositor or any Affiliate of the Depositor as having been lost or stolen; (d) the Obligor or which has provided, as his or her current billing address, an address located in the United States (or its territories or possessions or a military address); (e) has not been, and does not have any Receivables which have been, sold, pledged, assigned or otherwise conveyed to any Person (except pursuant to this Agreement); (f) except as provided below, does not have any Receivables which are Defaulted Receivables; (g) does not have any Receivables which have been identified by the Depositor or any Affiliate of the Depositor or the relevant Obligor as having been incurred as a result or fraudulent use of any related credit card or check; and (h) relates to an Obligor who is not identified by the Depositor or any Affiliate of the Depositor in its computer files as being the subject of a voluntary or involuntary bankruptcy proceeding. Eligible Accounts may include account, the Receivable or which have been written off; provided that (a) the
                                                        --------
balance of all Receivables included in such accounts is reflected on the books and records of the Depositor or any Affiliate of the Depositor (and is treated for purposes of this Agreement) as "zero", and (b) charging privileges with respect to all such accounts have been concealed in accordance with the Lending Guidelines of the Depositor and will not be reinstated by the Depositor or any Affiliate of the Depositor or the Servicer.

          "Eligible Deposit Account" shall mean either (a) segregated account
           ------------------------
with an Eligible Institution or (b) a segregate trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), or a trust company acceptable to each Rating Agency, and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.

          "Eligible Institution" shall mean (a) a depository institution (which
           --------------------
may be the Trustee) organized under the laws of the United States or any one of the states thereof which at all times (i) has either (x) a long-term unsecured debt rating of A2 or better by Moody's or (y) a certificate of deposit rating of P-1 by Moody's, (ii) has either (x) a long-term unsecured debt rating of AAA by Standard & Poor's or (y) a certificate of deposit rating of A-1+ by Standard Poor's and (iii) is a member of the FDIC or (b) any other institution that is acceptable to each Rating Agency.

          "Eligible Investments" shall mean book-entry securities, negotiable
           --------------------
instruments or securities represented by instruments in bearer or registered form which evidence:

          (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof, including the District of Columbia, (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided
                                                                     --------
     that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest investment category of each Rating Agency;

          (c) commercial paper or other short-term obligations having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category;

          (d) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, with a Person the commercial paper of which has a credit rating from each Rating Agency in its highest investment category;

          (e) notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in (b) above;

          (f) investments in money market funds rated in the highest investment category by each Rating Agency or otherwise approved in writing by each Rating Agency;

          (g) time deposits (having maturities of not more than 30 days), other than as referred to in clause (d) above, with a Person the commercial paper of which has a credit rating from each Rating Agency in its highest investment category; or

          (h) any other investments approved in writing by each Rating Agency.

          "Eligible Receivable" shall mean each Receivable:
           -------------------

          (a) which has arisen under an Eligible Account;

          (b) which was created in compliance in all material aspects with the Lending Guidelines and all Requirements of Law applicable to the Depositor or any Affiliate of the Depositor, the failure to comply with which would have a material adverse effect on Investor Certificateholders, and pursuant to a Credit Card Agreement which complies with all Requirements of Law applicable to the Depositor or any Affiliate of the Depositor, the failure to comply with which would have a material adverse effect on Investor Certificateholders;

          (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Depositor or any Affiliate of the Depositor in connection with the creation of such Receivable or the execution, delivery and performance by the Depositor or any Affiliate of the Depositor of its obligations, if any, under the related Credit Card Agreement have been duly obtained, effected or given and are in full force and effect as of such date of creation of such Receivable;

          (d) as to which, at the time of its transfer to the Trust, the Depositor or any Affiliate of the Depositor or the Trust will have good and marketable title free and clear of all Liens (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or if the Depositor or any Affiliate of the Depositor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

          (e) which has been the subject of either a valid transfer and assignment from the Depositor or any Affiliate of the Depositor to the Trust of all the right, title and interest therein of the Depositor or any Affiliate of the Depositor (including any proceeds thereof), or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust;

          (f) which at and after the time of transfer to the Trust is the legal, valid and binding payment obligation of the Obligor thereon, legally enforceable against such

     Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws, now or hereafter in effect, affecting the enforcement of creditors, rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) or matter as to which the Servicer is required by Section 3.09 to make an adjustment;

          (g) which constitutes either an "account" or a "general intangible" under and as defined, in Article 9 of the UCC;

          (h) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted in accordance with Section 3.03(h);

          (i) which, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense of the Obligor (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors, rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity) or matters as to which the Servicer is required by Section 3.09 to make an adjustment;

          (j) as to which, at the time of its transfer to the Trust, the Depositor or any Affiliate of the Depositor has satisfied all obligations on its part to be fulfilled at the time it is transferred to the Trust; and

          (k) as to which, at the time of its transfer to the Trust, the Depositor or any Affiliate of the Depositor has not taken any action which, or failed to take any action, the omission of which, would, at the time of its transfer to the Trust, impair in any material respect the rights of the Trust or the Certificateholders therein.

          "Eligible Servicer" shall mean the Trustee, a wholly-owned subsidiary
           -----------------
of the Trustee, or an entity which, at the time of its appointment as Servicer,
(a) is servicing a portfolio of consumer revolving credit card accounts or other consumer revolving credit accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) is qualified (or licensed) to use the software that the Servicer is then currently using to service the Accounts or obtains the right to use, or has its own, software which is adequate to perform its duties under this Agreement, (d) has, in the reasonable judgment of the Trustee, demonstrated the ability to Professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

          "Enhancement Agreement" shall mean any agreement, instrument or
           ---------------------
document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

          "Enhancement Invested Amount", with respect to any Series, shall have
           ---------------------------
the meaning specified in the related Supplement.

          "ERISA" shall mean the Employee Retirement Income Security Act
           -----
of 1974.

          "Euroclear Operator" shall mean Morgan Guaranty Trust Company of New
           ------------------
York, Brussels office, as operator of the Euroclear System.

          "Excess Finance Charges" shall have the meaning specified in
           ----------------------
 Section 4.05.

          "Excess Funding Account" shall have the meaning specified in
           ----------------------
Section 4.02.

          "Exchange Act", shall mean the Securities Exchange Act of 1934.
           ------------

          "Exchange Date" shall mean, with respect to any Series, any date that
           -------------
is after the related Series Issuance Date, in the case of Definitive Euro-Certificates in registered form, or upon presentation of certification of non-United States beneficial ownership (as described in Section 6.13), in the case of Definitive Euro-Certificates in bearer form.

          "Excluded Series" shall mean any Series designated as such in the
           ---------------
relevant Supplement.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any
           ----
successor thereto.

          "Finance Charge Receivables" shall mean, with respect to any Monthly
           --------------------------
Period, the sum of (a) all amounts billed to the Obligors on any Account in respect of (i) Periodic Rate Finance charges, (ii) Cash Advance Fees, (iii) Late Charge Fees, (iv) Overlimit Fees, (v) Returned other incidental and miscellaneous fees and charges billed on the Accounts from time to time, and (b) the amount of Discount Option Receivables, if any, for such Monthly Period. Collections of Finance Charge Receivables with respect to any Monthly Period shall include (i) a portion, determined pursuant to Section 2.07(i), of the Interchange paid to the Depositor through VISA and MasterCard with respect to such Monthly Period, and (ii) the Addition Discount Receivables to be deposited into the Collection Account with respect to such Monthly Period.

          "Finance Charge Shortfalls" shall have the meaning specified in
           -------------------------
Section 4.05.

          "FIRREA" shall mean the Financial Institutions Reform, Recovery and
           ------
Enforcement Act of 1989.

          "Floating Allocation Percentage" shall mean, with respect to any
           ------------------------------
Series, the floating allocation percentage specified in the related Supplement.

          "Foreign Clearing Agency" shall mean Cedel and the Euroclear Operator.
           -----------------------

          "Global Certificate" shall have the meaning specified in
           ------------------
Section 6.13(a).

          "Governmental Authority" shall mean the United States of America, any
           ----------------------
state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

          "Group" shall mean, with respect to any Series, the group of Series,
           -----
if any, in which the related Supplement specifies such Series is to be included.

          "Ineligible Receivables" shall have the meaning specified in
           ----------------------
Section 2.05(a).

          "Initial Account" shall mean each MasterCard and VISA account, in each
           ---------------
case established pursuant to a Credit Card Agreement, chosen from Eligible Accounts of the Depositor and identified in the computer file or microfiche list delivered to the Trustee by the Depositor an or prior to the first Closing Date pursuant to Section 2.01.

          "Insolvency Event" shall have the meaning specified in
           ----------------
Section 9.01(a).

          "Insolvency Proceeds" shall have the meaning specified in
           -------------------
Section 9.02(b).

          "Insurance Proceeds" shall mean any amounts received by the Servicer
           ------------------
pursuant to any credit life, credit disability or unemployment insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

          "Interchange" shall mean interchange fees payable to an Account Owner,
           -----------
in its capacity as credit card-issuing bank, from VISA, MasterCard or any similar entity or organization with respect to any other type of revolving credit card accounts included as Accounts (except as otherwise provided in the initial Assignment with respect to any such Accounts), in connection with cardholder charges for goods and services. Any reference in this Agreement or any Supplement to Interchange shall refer to only the fractional undivided interest in the interchange fees that are transferred by an Account Owner to the Depositor pursuant to a Receivables Purchase Agreement, which fractional undivided interest may be less than a 100% interest therein.

          "Invested Amount" shall mean, with respect to any Series and for any
           ---------------
date, an amount equal to the invested amount specified in the related
Supplement.

          "Investment Company Act" shall mean the Investment Company
           ----------------------
Act of 1940.

          "Investor Certificateholder" shall mean the Person in whose name a
           --------------------------
Registered Certificate is registered in the Certificate Register or the bearer of any Bearer Certificate (or the Global Certificate, as the case may be) or Coupon.

          "Investor Certificates" shall mean any one of the certificates
           ---------------------
including the Bearer Certificates, the Registered Certificates or any Global Certificate) executed by the Bank and authenticated by or on behalf of the Trustee, substantially in the form attached to the related Supplement, other than the Depositor's Certificate.

          "Late Charge Fees" shall have the meaning specified in the Credit Card
           ----------------
Agreement applicable to each Account for late payment fees or similar terms with respect to such Account.

          "Lending Guidelines" shall mean an Account Owner's established
           ------------------
policies and procedures relating to the operation of its credit card business, which are applicable to its entire portfolio of VISA and MasterCard and other consumer-revolving accounts governed by a Receivables Purchase Agreement, and are consistent with reasonably prudent practice, including the established policies and procedures for determining the creditworthiness of credit card or other revolving credit account customers, and the extension of credit-to-credit card and other revolving credit account customers and relating to the maintenance of credit card and other revolving credit accounts and collection of receivables with respect thereto, as such policies and procedures may be amended, modified, or otherwise changed from time to be in accordance with
Section 2.07(g).

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement, or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing, excluding any lien or filing pursuant to this Agreement; provided, however, that any assignment or transfer pursuant to
           --------  -------
Section 6.03(c) or Section 7.02 shall not be deemed to constitute a Lien.

          "Manager" shall mean the lead manager, manager or co-manager or person
           -------
performing a similar function with respect to an offering of Definitive Euro-Certificates.

          "MasterCard" shall mean MasterCard International Incorporated or any
           ----------
successor thereto.

          "Miscellaneous Payments" shall mean, with respect to any Monthly
           ----------------------
Period, the sum of Adjustment Payments and Transfer Deposit Amounts deposited in the Collection Account with respect to such Monthly Period.

          "Monthly Period" shall mean, with respect to each Distribution Date, a
           --------------
period of approximately 30 days, that (a) contains a full set of processing cycles with respect to the Accounts, as defined by the Servicer, (b) commences on the day immediately succeeding the last day of the immediately preceding Monthly Period and (c) ends prior to the Determination Date for such Distribution Date; provided, however, that the initial Monthly Period
                            --------  -------
with respect to any Series will commence on the Cut-Off Date with respect to such Series.

          "Monthly Servicing Fee" shall have the meaning specified in
           ---------------------
Section 3.02.

          "Moody's" shall mean Moody's Investors Service, Inc., or any successor
           -------
thereto.

          "Non-Code Entity" shall mean a savings and loan association, a
           ---------------
national banking association, a bank or other entity that is not subject to Title 11 of the United States Code.

          "Notices" shall have the meaning specified in Section 13.05(a).
           -------

          "Obligor" shall mean, with respect to any Account, the Person or
           -------
Persons obligated to make payments with respect to such Account, including any guarantor thereof.

          "Officers Certificate" shall mean, unless otherwise specified in this
           --------------------
Agreement, a certificate delivered to the Trustee signed by any officer of the Depositor or the Servicer, as the case may be, or, in the case of a Successor Servicer, a certificate signed by a vice president or more senior officer or the financial controller (or an officer holding an office with equivalent or more senior responsibilities of such successor Servicer, and delivered to the Trustee at its Corporate Trust office.

          "Opinion of Counsel" shall mean a written opinion of counsel, in a
           ------------------
form reasonably acceptable to the Trustee, by counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Trustee.

          "Overlimit Fees" shall mean overlimit fees or any similar term
           --------------
specified in the Credit Card Agreement applicable to each Account.

          "Participation Interests" shall mean participation representing
           -----------------------
undivided interests in a pool of assets primarily consisting of revolving credit card accounts or other revolving credit accounts owned by the Depositor or any Affiliate thereof and collections thereon.

          "Pay Out Event" shall mean, with respect to any Series, each event
           -------------
specified in Section 9.01 and each additional event, if any, specified in the relevant Supplement as a Pay-Out Event with respect to such Series.

          "Paying Agent" shall mean any paying agent and co-paying agent
           ------------
appointed pursuant to Section 6.07, which initially shall be the Trustee.

          "Periodic Rate" shall mean the periodic rate or rates determined in
           -------------
the manner described in the Credit Card Agreement applicable to each Account.

          "Periodic Rate Finance Charges" shall mean finance charges based on
           -----------------------------
the Periodic Rate or any similar term specified in the Credit Card Agreement applicable to each Account.

          "Person" shall mean any legal person, including any individual,
           ------
corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity of similar nature.

          "Principal Allocation Percentage" shall mean, with respect to any
           -------------------------------
Series, the Principal allocation percentage specified in the related Supplement.

          "Principal Receivables" shall mean all amounts, other than amounts
           ---------------------
which represent Finance Charge Receivables, billed to the Obligors on any Account in respect of (a) purchase of goods and services and (b) cash advances. Such amounts shall exclude Defaulted Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Principal Receivables which the Depositor is unable to transfer as provided in Section 2.10 shall not be included in calculating the aggregate amount of Principal Receivables, except to the extent so provided in Section 2.10.

          "Principal Sharing Series" shall mean a Series that pursuant to the
           ------------------------
Supplement therefor, is entitled to receive Shared Principal Collections.

          "Principal Shortfalls" shall have the meaning specified in
           --------------------
Section 4.04.

          "Principal Terms" shall mean, with respect to any Series, (i) the name
           ---------------
or designation; (ii) the initial principal amount (or method for calculating such amount) and the Invested Amount of such Series; (iii) the Certificate Rate (or method for the determination thereof) and the manner, if any, in which such rate may be adjusted from time to time; (iv) the interest payment date or dates and the manner, if any, in which the interest payment date or dates may be reset from time to time and the date or dates from which interest shall accrue; (v) the method for allocating collections to Certificateholders of such Series; (vi) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vii) the method of calculating the servicing fee with respect thereto; (viii) the provider and the terms of any form of Series Enhancement with respect thereto; (ix) the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased by the Depositor or remarketed to other investors;
(x) the Series Termination Date; (xi) the number of Classes of Investor Certificates of such Series and, if such Series consists of more than one Class, the rights and priorities of each such Class; (xii) the extent to which that Investor Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such Global Certificate or Certificates, the terms and conditions, if any, upon which such Global Certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or Global Certificate will be paid); (xiii) whether the Investor Certificates of such Series may be issued Bearer Certificates and any limitations imposed thereon;
(xiv) the priority of such Series with respect to any other Series (xv) the Rating Agency or Agencies, if any, rating the Series; (xvi) the name of the Clearing Agency, if any; (xvii) the base rate applicable to any series; (xviii) the minimum amount of Principal Receivables required to be maintained through the designation of Additional Accounts; (xix) any deposit into any account maintained for the benefit of Certificateholders; (xx) the rights of the holder of the Depositor's Certificate that have been transferred to the holders of such Series; (xxi) the Group, if any, to which such Series belongs; (xxii) whether or not such Series is a Principal Sharing Series; and (xxiii) any other terms of such Series.

          "Rating Agency" shall mean, with respect to any outstanding Series or
           -------------
Class, each statistical rating agency selected by the Depositor to rate the Investor Certificates of such Series or Class.

          "Ratings Effect" shall mean, with respect to any action and any Rating
           --------------
Agency, that such action will not result in such Rating Agency's reducing or withdrawal its rating of any outstanding Series or Class of Certificates with respect to which it is a Rating Agency.

          "Reassignment" shall have the meaning specified in Section 2.09(b).
           ------------

          "Receivables" shall mean all amounts shown on the Servicer's records
           -----------
as Amounts payable by Obligors on any Account, from time to time, including amounts payable for Principal Receivables and amounts payable for Finance Charge Receivables; provided, however, that such amounts shall not be included as or
             --------  -------
deemed Receivables on and after the day on which they become Defaulted Receivables; provided, further, however, that for purposes of determining the
             --------  -------  -------
amount of Principal Receivables in the Trust and the deduction of the principal amount of (x) Ineligible Receivables from such total amount of Principal Receivables as required by section 2.05(b) and (y) Defaulted Receivables from such total amount of Principal Receivables as required by subsection 3.03, the foregoing proviso shall not apply. Any reference in this Agreement or any Supplement to a Receivable (including any Principal Receivable, Finance Charge Receivable or Defaulted Receivable) and any Collections thereon or other amounts recoverable with respect thereto (including any Insurance Proceeds or Recoveries with respect thereto) shall refer to only the fractional undivided interest in the amounts paid or payable by Obligers on the Accounts that are transferred by an Account Owner to the Depositor pursuant to a Receivables Purchase Agreement, which undivided interest may be less than a 100% undivided interest therein.

          "Receivables Purchase Agreements" shall mean, as applicable, the
           -------------------------------
receivables purchase agreements between [Seller Name] and the ABSC, dated as of
[    ], 199[ ], in each case as amended from time to time, and includes any receivables purchase agreement, substantially in the form of such agreements
dated [    ], 199[ ], entered into between ABSC and an Account owner in the future.


          "Record Date" shall mean, with respect to any Distribution Date, the
           -----------
last Business Day of the preceding Monthly Period, except as otherwise provided with respect to a Series in the related Supplement.

          "Recoveries" shall mean all amounts, excluding Insurance Proceeds,
           ----------
received by the Servicer with respect to Receivables which have previously become Defaulted Receivables, net of any out-of-pocket costs and expenses of collection (including attorneys fees and expenses) deducted therefrom.

          "Registered Certificateholder" shall mean the Holder of a
           ----------------------------
Registered Certificate.

          "Registered Certificates" shall have the meaning specified in
           -----------------------
Section 6.01.

          "Related Account" shall have the meaning specified in the definition
           ---------------
of "Account".

          "Removal Date" shall have the meaning specified in Section 2.09(a).
           ------------

          "Removal Notice Date" shall have the meaning specified in
           -------------------
subsection 2.09(a).

          "Removed Accounts" shall have the meaning specified in Section 2.09(a)
           ----------------

          "Required Designation Date" shall have the meaning specified in
           -------------------------
Section 2.08(a).

          "Required Principal Balance" shall mean, as of any date of
           --------------------------
determination, (a) the sum of the "Initial Invested Amount" (as defined in the relevant Supplement) of the Investor Certificates of each Series outstanding on such date (other than any Series or portion thereof which is designated in the relevant Supplement as then being an Excluded Series) minus (b) the principal amount on deposit in the Excess Funding Account on such date; provided, however,
                                                              --------  -------
if at any time the only Series outstanding are Excluded Series and a Pay-Out Event has occurred with respect to one or more of such Series, the Required Principal Balance shall mean (a) the sum of the Invested Amount (as defined in the relevant Supplement) of each such Excluded Series as of the earliest date on which any such Pay-Out Event is deemed to have occurred, minus (b) the principal amount on deposit in the Excess Funding Account.

          "Required Depositor's Interest" shall mean, with respect to any date,
           -----------------------------
an amount equal to the product of the Required Depositor's Percentage and the aggregate amount of Principal Receivables in the Trust.

          "Required Depositor's Percentage" shall mean 7%; provided, however,
           -------------------------------                 --------  -------
that the Depositor may reduce the Required Depositor's Percentage upon (w) 30 days, prior notice to the Trustee, each Rating Agency and any Series Enhancer entitled to receive such notice pursuant to the relevant Supplement, (x) receipt of written notice by the Depositor from each Rating Agency that such reduction will not have a Ratings Effect, (y) delivery by the Depositor of copies of each such written notice to the Servicer and the Trustee and (z) delivery to the Trustee and each such Series Enhancer of an Officer's Certificate of the Depositor stating that the Depositor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then cause a Pay-Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay-Out Event to occur with respect to any Series; provided further,
                       -------- -------
that the Required Depositor's Percentage shall not at any time be less than the Specified Percentage.

          "Requirements of Law" with respect to any Person shall mean the
           -------------------
certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

          "Responsible Officer" shall mean any Vice President, any Assistant
           -------------------
Vice President, the Secretary, any Assistant Secretary, the Treasure, any Assistant Treasurer, or any other officer of the Trustee, the Depositor or the Servicer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Returned Check Charges" shall mean the charges specified in the
           ----------------------
Credit Card Agreement payable for returned payment checks drawn on an Account.

          "Revolving Period" shall mean, with respect to any Series, the period
           ----------------
specified as such in the related Supplement.

          "RTC" shall mean the Resolution Trust any Series, the period
           ---
Corporation or any successor thereto.

          "Rule 144A" shall mean Rule 144A under the Act.
           ---------

          "Series" shall mean any series of Investor Certificates established
           ------
pursuant to a Supplement.

          "Series Account" shall mean any deposit, trust, escrow or similar
           --------------
account maintained for the benefit of the Investor Certificateholders of any Series or Class, as specified in any Supplement.

          "Series Enhancement" shall mean the rights and benefits provided to
           ------------------
the Investor Certificateholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral guaranty, cash collateral account, insurance policy, spread account, reserve account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, currency exchange agreement, other derivative securities agreement or other similar arrangement. The subordination of any Class or Series to another Class or Series shall be deemed to be a Series Enhancement for such other Class or Series.

          "Series Enhancer" shall mean the Person or Persons providing any
           ---------------
Series Enhancement, other than the Investor Certificateholders of any Class or Series which is subordinated to another Class or Series.

          "Series Issuance Date" shall mean, with respect to any Series, the
           --------------------
date on which the Investor Certificates of such Series are to be originally issued in accordance with Section 6.03 and the related Supplement.

          "Series Termination Date" shall mean, with respect to any Series, the
           -----------------------
termination date specified in the related Supplement.

          "Service Transfer" shall have the meaning specified in Section 10.01.
           ----------------

          "Servicer" shall mean the [Servicer Name], in its capacity as Servicer
           --------
pursuant to this Agreement, and, after any Service Transfer, the Successor Servicer.

          "Servicer Default" shall have the meaning specified in Section 10.01.
           ----------------

          "Servicing Fee" shall have the meaning specified in Section 3.02.
           -------------

          "Servicing Fee Rate" shall mean, with respect to any series, the
           ------------------
servicing fee rate specified in the related Supplement.

          "Servicing Officer" shall mean any officer or duly appointed attorney-
           -----------------
in-fact of the Servicer who in either case is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

          "Transfer Date" shall mean the Business Day immediately preceding
           -------------
each Distribution Date.

          "Transfer Deposit Amount" shall mean, with respect to any Distribution
           -----------------------
Date, the amount, if any, deposited into the Excess Funding Account and the Collection Account on such Distribution Date in connection with the reassignment of an Ineligible Receivable pursuant to Section 2.05 or 2.07(a) or the reassignment or assignment of a Receivable pursuant to Section 3.03.

          "Transfer Restriction Event" shall have the meaning specified in
           --------------------------
Section 2.10.

          "Trust" shall mean the CSFB Card Account Master Trust created by this
           -----
Agreement.

          "Trust Assets" shall have the meaning specified in section 2.01.
           ------------

          "Trust Cut-Off Date" shall mean November 1, 1994.
           ------------------

          "Trustee" shall mean [Trustee Name], not in its Individual capacity,
           -------
but solely in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

          "UCC" shall mean the Uniform Commercial Code, as amended from time to
           ---
time, as in effect to the State of Ohio and in any other state where the filing of a financing statement is required to perfect the Trust's interest in the Receivables and the proceeds thereof or in any other specified jurisdiction.

          "Unallocated Principal Collections", shall have the meaning specified
           ---------------------------------
in Section 4.03(c).

          "United States" shall mean the United States of America (including the
           -------------
States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          "U.S. Alien" or "United States Alien" shall mean any corporation,
           ----------      -------------------
partnership, individual or fiduciary that, as to the United States, and for United States income tax purposes, is (i) a foreign corporation, (ii) a foreign partnership one or more of the members of which is, as to the United states, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust, (iii) a nonresident alien individual or
(iv) a nonresident alien fiduciary of a foreign estate or trust.

          "U.S. Person" or "United States Person" shall mean a citizen or
           -----------      --------------------
resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

          "VISA" shall mean VISA U.S.A., Inc., or any successor thereto.
           ----

          Section 1.02.  Other Definitional Provisions and Rules of
                         ------------------------------------------
Construction. With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the related Supplement.

          (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable, as in effect on the date of this Agreement or on the date of any such certificate or other document. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.


          (c) The agreements representations and warranties of ABSC in this Agreement as Depositor shall be deemed to be the agreements, representations and warranties of ABSC solely in its capacity for so long as ABSC acts in such capacity under this Agreement.

          (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation".

          (e) All references herein to laws, statutes, acts and regulations shall mean laws, statutes, acts and regulations as amended or recodified from time to time.

          (f) All references herein (including the terms defined in Section 1.01) to the singular shall include the plural and vice versa, unless the context requires otherwise.

          (g) All references herein to the masculine, feminine or neuter gender shall include all other genders.


                                  ARTICLE II

                            Transfer of Receivables
                            -----------------------


          Section 2.01.  Transfer of Receivables.  By execution of this
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Agreement, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under the Receivables existing at the opening of business on the Trust Cut-Off Date, in the case of Receivables arising in the Initial Accounts, and on each Additional Cut-Off Date, in the case of Receivables arising in the Additional Accounts, and in each case thereafter created from time to time until the termination of the Trust, all moneys due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC, and Recoveries but excluding Insurance Proceeds) thereof, and all its rights, title and interest in, to and under the Interchange payable pursuant to Section 2.07(i). Such property, together with all moneys on deposit in the Collection Account, the Excess Funding Account, the Series Accounts and any Series Enhancement shall constitute the assets of the Trust (the "Trust Assets"). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of the Depositor, the Servicer or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA, MasterCard or insurers.

          The Depositor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created in the Accounts meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the sale and assignment of such Receivables to the Trust, and to deliver a file stamped copy of each such financing statement or other evidence of such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing) to the Trustee on or prior to the first Closing Date, in the case of such Receivables arising in the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of such Receivables arising in Additional Accounts. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

          The Depositor further agrees, at its own expense, (a) on or prior to
(x) the first Closing Date, in the case of the Initial Accounts, (y) the applicable Addition Date, in the case of Additional Accounts, and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate clearly and unambiguously in its computer files that Receivables created in connection with the Accounts (other than Removed Accounts) have been conveyed to the Trust pursuant to this Agreement for the benefit of the Certificateholders and (b) on or prior to the applicable Document Delivery Date, to deliver to the Trustee a computer file on media and in a file format reasonably acceptable to the Trustee or microfiche list containing a true and complete list of all such Accounts specifying for each such Account, as of the Trust Cut-Off Date, in the case of the Account, as of the Trust Cut-Off Date, in the case of the Initial Accounts, the applicable Additional Cut-Off Date, in the case of Additional Accounts, and the applicable Removal Date, in the case of the Removed Accounts, its account number, the collection status, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Such file or list, as supplemented form time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement.

          Section 2.02.  Acceptance by Trustee.    The Trustee hereby
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acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.01 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Depositor delivered to the Trustee the computer file or microfiche list relating to the Initial Accounts described int he last paragraph of Section 2.01.

          (a) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists marked as Schedule 1 or otherwise delivered to the Trustee from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trustee, (ii) in connection with the performance of the Trustee's duties hereunder or (iii) in enforcing the rights of Certificateholders. The Trustee agrees to take such measures as shall be reasonably requested by the Depositor to protect and maintain the security and confidentiality of such information and, in connection therewith, will allow the Depositor to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. The Trustee shall when possible provide the Depositor with written notice 30 days prior to any disclosure pursuant to this Section.

          (b) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement or any Supplement.

          (c) The Trustee hereby agrees not to use any information it obtains pursuant to this Agreement, including any of the account numbers or other information contained in the computer files or microfiche lists marked as
Schedule 1 or otherwise delivered by the Depositor to the Trustee, directly or indirectly, to compete or assist any person in competing with the Depositor in its business.

          Section 2.03.  Representations and Warranties of the Depositor
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Relating to the Depositor.  The Depositor hereby represents and warrants to the
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Trust and the Trustee as of each Closing Date that:

          (a) Organization and Good Standing.  The Depositor is a corporation,
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validly existing under the laws of the jurisdiction of its organization or incorporation, and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each Supplement and to execute and deliver to the Trustee the Certificates pursuant hereto.

          (b) Due Qualification.  The Depositor is duly qualified to do business
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and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Credit Card Agreement relating to an Account or any Receivable unenforceable by the Depositor, the Servicer or the Trustee or would have a material adverse effect on the interests of the Certificateholders hereunder or under any Supplement; provided, however, that no representation or
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warranty is made with respect to any qualifications, licenses or approvals which the Trustee has or may be required at any time to obtain, if any, in connection with the transactions contemplated hereby.

          (c) Due Authorization.  The execution and delivery of this Agreement
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and each Supplement, the execution and delivery to the Trustee of the Certificates and the consummation of the transactions provided for in this Agreement and each Supplement have been duly authorized by the Depositor by all necessary corporate action on the part of the Depositor.

          (d) No Conflict.  The execution and delivery of this Agreement, each
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Supplement and the Certificates, the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to the Depositor will not conflict with or violate the articles of association or by-laws of the Depositor or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it or any or its properties are bound.

          (e) No Violation.  The execution and delivery of this Agreement, each
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Supplement and the Certificates, the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to the Depositor will not conflict with or violate in any material respect any Requirements of Law applicable to the Depositor.

          (f) No Proceedings.  There are no proceedings or investigations
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pending or, to the best knowledge of the Depositor, threatened against the Depositor, before any Governmental Authority (i) asserting the invalidity of this Agreement, any Supplement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, any Supplement or the Certificates,
(iii) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance of its obligations under this Agreement or any Supplement, (iv) seeking any determination or ruling that would materially and adversely effect the valid or enforceability of this Agreement, any Supplement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust under the Federal income or Ohio income or franchise tax systems.

          (g) All Consents Required.  All authorizations, consents, orders or
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other actions of any Person or of any Governmental Authority required to be obtained by the Depositor in connection with the execution and delivery by the Depositor of this Agreement, each Supplement and the Certificates, the performance by the Depositor of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Depositor of the terms hereof and thereof, have been obtained, except such as are required by state securities or "Blue Sky" laws in connection with the distribution of the Certificates.

          [(h)  Insolvency.  No Insolvency Event with respect to the Depositor
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has occurred and the transfer of the Receivables by the Depositor to the Trust has not been made in contemplation of the occurrence thereof.]

          [The representations and warranties set forth in this Section 2.03 shall survive the transfer and assignment of the Receivables to the Trust. Upon discovery by a Responsible Officer of the Depositor, the Servicer or the trustee of a breach of any of the representations and warranties set forth in this Section 2.03, the party, discovering such breach shall give prompt written notice to the others and to each Series Enhancer entitled thereto pursuant to the relevant Supplement within three Business Days following such discovery. The Depositor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this Section 2.03, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date.]

          Section 2.04.  Representations and Warranties of the Depositor
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Relating to the Agreement and Any Supplement and the Receivables.
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          (a)  Representations and Warranties.  The Depositor hereby represents
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and warrants to the Trust and the Trustee as of the date of this Agreement and the date of each Supplement, as of each Closing Date and, with respect to Additional Accounts, as of the related Addition Date that:

                    (i) this Agreement, each Supplement and, in the case of Additional Accounts, the related Assignment, each constitutes a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general or by general principles of equity (whether considered in a suit at law or in equity);

                    (ii) as of the first Closing Date, as of the related Addition Date, with respect to Additional Accounts, and as of the applicable Removal Date, with respect to the Removed Accounts, Schedule 1 to this Agreement and the related computer file or microfiche list delivered pursuant to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as the Trust Cut-Off Date, such Additional Cut-Off Date or such Removal Date, as the case may be, and the information contained therein with respect to the identify of such Accounts and the Receivables existing in such Accounts is true and correct in all material respects as of the trust Cut-Off Date, such Additional Cut-Off Date or such Removal Date, as the case may be;

                    (iii) each Receivable conveyed to the Trust by the Depositor has been conveyed to the Trust free and clear of any Lien (other than Liens permitted under subsection 2.07(b));

                    (iv) with respect to each Receivable, all authorizations, consents, licenses, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Depositor in connection with the transfer by the Depositor of Receivables to the Trust have been duly obtained, effected or given and are in full force and effect;

                    (v)    [subject, in each case pertaining to proceeds, to
     Section 9-306 of the UCC, and further subject to any Liens permitted under subsection 2.07(b), each of this Agreement and, in the case of Additional Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Depositor in the Receivables now existing or hereafter created and the proceeds thereof; or, if this Agreement or, in the case of Additional Accounts, the related Assignment does not constitute a sale of such property, it constitutes a grant of a "security interest" (as defined in the UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Agreement, or, with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements pursuant to Section 2.01 and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property and proceeds except for Liens permitted under subsection 2.07(b);

                    [(vi) except as otherwise expressly provided in this Agreement or any Supplement, neither the Depositor nor any Person claiming through or under the Depositor has any claim to or interest in the Collection Account, any Series Account or any Series Enhancement;]

                    (vii) on the Trust Cut-Off Date, each Account was an Eligible Account and, in the case of Additional Accounts, on the Additional Cut-Off Date with respect thereto, each such Account will be an Eligible Account;

                    (viii) on the Trust Cut-Off Date, each Receivable then existing was an Eligible Receivable and, in the case of Additional Accounts, on the Addition Date with respect thereto, each Receivable contained therein will be an Eligible Receivable;

                    (ix) as of the date of the creation of any new Receivable in an Account specified in a Receivables Purchase Agreement, such Receivable is an Eligible Receivable; and

                    (x) no selection procedure reasonably believed by the Depositor to be materially adverse to the interests of the Investor Certificateholders was used in selecting the Initial Accounts.

          (b) Notice of Breach.  The representations and warranties of the
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Depositor set forth in Section 2.03, this Section 2.04 and Section 2.09(f) shall survive the transfer and assignment by the Depositor of Receivables to the Trust. Upon discovery by a Responsible Officer of the Depositor, the Servicer or the Trustee of a breach of any of the representations and warranties by the Depositor set forth in this in Section 2.03, this Section 2.04 and Section 2.09(f), the party discovering such breach shall give prompt written notice to the others and to each Series

Enhancer entitled thereto pursuant to the relevant Supplement within three Business Days following such discovery. [The Depositor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this Section 2.04, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the date of the relevant representations or warranties.]

     Section 2.05.  Reassignment of Ineligible Receivables.
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             (a)  Reassignment of Receivables.  In the event that:
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             (i) any representation or warranty contained in Section 2.04(a)(ii), (iii), (iv), [(vi)](vii), (viii), [(ix) or (x)] is not true and correct in any material respect as of the date specified therein (individually or together with any other breach or breaches then existing) and such breach has a material adverse effect on the Certificateholders' Interest of all Series in any Receivables transferred to the Trust (which determination shall be made without regard to the availability of funds under any Series Enhancement) and remains uncured for 60 days (or for such longer period, not in excess of 150 days, as may be reasonably necessary to remedy such breach; provided that such breach is capable of remedy within 150 days or less and the Depositor delivers an Officer's Certificate to the Trustee to the effect that the Depositor has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such breach) after the earlier to occur of the discovery thereof by the Depositor or receipt by the Depositor of written notice thereof given by the Trustee, or

             (ii) it is so provided in Section 2.07(a) with respect to any Receivables,

then the Depositor shall accept reassignment of all Receivables in the related Account ("Ineligible Receivables") on the terms and conditions set forth in paragraph (b) below[; provided, however, that such Receivables
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will not be deemed to be Ineligible Receivables and will not be reassigned to the Depositor if, on any day prior to the end of such 60-day or longer period,
(x) either (A) in the case of an event described in clause (i) above the relevant representation and warranty shall be true and correct in all material respects as if made on such day or (B) in the case of an event described in clause (ii) above the circumstances causing such Receivable to become an Ineligible Receivable shall no longer exist and (y) the Depositor shall have delivered to the Trustee an Officer's Certificate of the Depositor describing the nature of such breach and the manner in which in the relevant representation and warranty became true and correct].

             (b) Price of Reassignment.  The Servicer shall deduct the portion
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of such Ineligible Receivables reassigned to the Depositor which are Principal Receivables from the aggregate amount of Principal Receivables used to calculate the Depositor's Amount, the Depositor's Interest and the Floating Allocation Percentage and the Principal Allocation Percentage applicable to any Series. In the event that, following the exclusion of such Principal Receivables from the calculation of the Depositor's Amount, the Depositor's Amount would be a negative number, not later than 12:00 noon, New York City time on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, the Depositor shall make a deposit in immediately available funds in an amount equal to the principal portion and the interest portion of the amount by which the Depositor's Amount would be below zero (up to the amount of such Principal Receivables) into the Excess Funding Account and the Collection Account, respectively. [Any amount deposited into the Excess Funding Account and the Collection Account, respectively, in connection with the reassignment of an Ineligible Receivable shall be considered a Transfer Deposit Amount and shall be applied in accordance with Article IV and the terms of each Supplement.]

          Upon the deposit, if any, required to be made to the Excess Funding Account and the Collection Account, respectively, as provided in this Section and the reassignment of Ineligible Receivables, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the Depositor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivables, all monies due or to become due with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Depositor to effect the transfer of such Ineligible Receivables pursuant to this Section. The obligation of the Depositor to accept reassignment of any Ineligible Receivables, and to make the deposits, if any, required to be made to the Excess Funding Account and the Collection Account, respectively, as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Investor Certificateholders (or the Trustee on behalf of the Investor Certificateholders) or any Series Enhancer.

          Section 2.06.  Reassignment of Receivables in Trust Portfolio.  In the
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event any representation or warranty of the Depositor set forth in [Section 2.03 or Section 2.04(a)(i), (v) or (vi)] is not true and correct in any material respect and such breach has a material adverse effect on the Certificateholders' Interest of all Series in the Receivables (which determination shall be made without regard to the availability of funds under any Series Enhancement), then either the Trustee or the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Investor Certificates, by written notice then given to the Depositor and the Servicer (and to the Trustee if given by the Investor Certificateholders), may direct the Depositor to accept a reassignment of the Receivables if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or for such longer period, not in excess of 150 days, as may be reasonably necessary to remedy such breach; provided that such breach is capable of remedy within 150 days or less and the Depositor delivers an Officer's Certificate to the Trustee to the effect that the Depositor has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such breach), and upon those conditions the Depositor shall be obligated to accept such reassignment on the terms set forth below; provided, however, that
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such Receivables will not be reassigned to the Depositor if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) the Depositor shall have delivered to the Trustee an Officer's Certificate of the Depositor describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct and the breach of such representation and warranty shall no longer materially adversely affect the interests of the Investor Certificateholders.

          The Depositor shall deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the Transfer Date immediately preceding the first Distribution Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed on such Distribution Date in accordance with Article IV and the terms of each Supplement.

          Upon the deposit, if any, required to be made to the Collection Account as provided in this Section and the reassignment of the applicable Receivables, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Depositor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Depositor to affect the conveyance of such Receivables pursuant to this Section. The obligation of the Depositor to accept reassignment of any Receivables and to make the deposits, if any, required to be made to the Collection Account as provided in this Section shall constitute the sole remedy respecting the event giving rise to such obligation available to the Certificateholders (or the Trustee on behalf of the Certificateholders) or any Series Enhancer.

           Section 2.07.  Covenants of the Depositor.  The Depositor hereby
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covenants as follows:

          (a) Receivables Not to be Evidenced by Promissory Notes.  The
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Depositor will take no action to cause or permit any Receivable to be evidenced by any instrument or chattel paper (as defined in the UCC) and, if any such Receivable is so evidenced it shall be deemed to be an Ineligible Receivable in accordance with Section 2.05(a) and shall be reassigned to the Depositor in accordance with Section 2.05(b)[; provided, however, that Receivables evidenced
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by notes taken from Obligors in the ordinary course of business of the Servicer's collection efforts shall not be deemed Ineligible Receivables solely as a result thereof].

          (b) Security Interests.  Except for the conveyances hereunder, the
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Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Depositor will immediately notify the Trustee of the existence of any Lien on any Receivable; and the Depositor shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Depositor.

          (c) Depositor's Interest.  Except for the conveyances hereunder, in
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connection with any transaction permitted by Section 7.02 and as provided in Sections 2.08(f) and 6.03, the Depositor agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Depositor's Interest represented by the Depositor's Certificate or any Supplemental Certificate and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.

          (d) Delivery of Collections.  In the event that the Depositor receives
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Collections, the Depositor agrees to pay the Servicer all such Collections as soon as practicable after receipt thereof but in no event later than two Business Days after the Date of Processing by the Depositor.

          (e) Notice of Liens.  The Depositor shall notify the Trustee and each
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Series Enhancer entitled to such notice pursuant to the relevant Supplement promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder or Liens permitted under Section 2.07(b).

          (f) Amendment of the Certificate of Incorporation.  The Depositor will
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not amend in any material respect its Certificate of Incorporation without providing the Rating Agency with notice no later than the fifth Business Day prior to such amendment (unless the right to such notice is waived by the Rating Agency) and satisfying the Rating Agency Condition.

          (g)  Other Indebtedness.  The Depositor shall not incur any additional
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debt, unless (i) such debt is incurred pursuant to the Revolving Credit Agreement or (ii) the Rating Agency is provided with notice no later than the fifth Business Day prior to the incurrence of such additional debt (unless the right to such notice is waived by the Rating Agency) and the Rating Agency Condition is satisfied with respect to the incurrence of such debt.

          (h) [other organizational assurances by Depositor]

          Section 2.08.  Covenants of Depositor with Respect to Receivables
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Purchase Agreement.  Each Depositor in its capacity as purchaser of Receivables
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from [Seller Name] pursuant to a Receivables Purchase Agreement, hereby covenants that the Depositor will at all times enforce the covenants and agreements of [Seller Name] in such Receivables Purchase Agreement, including covenants to the effect set forth below only to the extent to which they are enforceable against [Seller Name] pursuant to such Receivables Purchase
Agreement:

              (i)   Periodic Rate Finance Charge.  (i) Except (x) as otherwise
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     required by any Requirements of Law or (y) as is deemed by [Seller Name] or any other Account Owner, as the case may be, to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to the credit card business or such program, it shall not at any time make any action which would have the effect of reducing the Portfolio Yield to a level that cold be reasonably expected to cause any Series to experience any Pay Out Event or Reinvestment Event based on the insufficiency of the Portfolio Yield or any Requirements of Law, it shall not take any action which would have the effect of reducing the Portfolio Yield to less than the highest [current/future] Average Rate for any Group.



              (ii)  Credit Card Agreements and Guidelines. Subject to compliance
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     with all Requirements of Law and paragraph (a) above, [Seller Name] or other Account Owner, as the case may be, may change the terms and provisions of the applicable Credit Card Agreements or the applicable Credit Card Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the Periodic Rate Finance Charges to be assessed thereon). Notwithstanding the above, unless required by Requirements of Law or as permitted by Section 2.08(a), [Selelr Name] or other Account Owner, as the case may be, will take no action with respect to the applicable Credit Card Agreements or the applicable Credit Card Guidelines, which, at the time of such action, [Seller Name] or other Account Owner, as the case may be, reasonably believes will have a material adverse effect on the Investor Certificateholders.

              The Depositor further covenants that it will not enter into any amendments to a Receivables Purchase Agreement unless the Rating Agency Condition has been satisfied.

        Section 2.09.  Addition of Accounts.
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        (a)  Required Additions.
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              (i) If, as of the close of business on the last Business Day of any Monthly Period, [either (i) the Depositor's Amount is less than the Required Depositor's Interest on such date, or (ii)] the aggregate amount of Principal Receivables is less than the Required Principal Balance on such date, the Depositor shall on or prior to the close of business on the 10th Business Day following the last Business Day of such Monthly Period (the "Required Designation Date")[, unless the Depositor's Amount exceeds the Required Depositor's Interest and the aggregate amount of Principal Receivables equals or exceeds the Required Principal Balance as of the close of business on any day after the last Business Day of such Monthly Period and prior to the Required Designation Date,] cause to be designated additional Eligible Accounts to be included as Accounts as of the Required Designation Date or any earlier date in a sufficient amount such that, after giving effect to such addition, [the Depositor's Amount as of the close of business on the Addition Date is at least equal to the Required Depositor's Interest on such date and] the aggregate amount of Principal Receivables as of the Addition Date is at least equal to the Required Principal Balance on such date. The failure of any condition set forth in paragraph (c) or (d) below, as the case may be, shall not relieve the Depositor of its obligation pursuant to this paragraph; provided, however,
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     that the failure of the Depositor to transfer Receivables to the Trust as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided further that any such
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     failure which has not been timely cured will nevertheless result in the occurrence of a Pay Out Event with respect to each Series for which, pursuant to the Supplement therefor, a failure by the Depositor to convey Receivables in Additional Accounts or Participation Interests to the Trust by the day on which it is required to convey such Receivables or Participation Interests pursuant to Section 2.08(a) constitutes a "Pay Out Event" (as defined in such Supplement).

              (ii) In lieu of, or in addition to, designating Additional Accounts pursuant to clause (i) above, the Depositor may, subject to the conditions specified in paragraph (d) below, convey Participation Interests to the Trust. The addition of Participation Interests in the Trust pursuant to this paragraph (a) or paragraph (b) below shall be effected by an amendment hereto, dated the applicable Addition Date, pursuant to Section 13.01(a)

          (b) Permitted Additions.  The Depositor may from time to time, at his
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sole discretion, subject to the conditions specified in paragraph (c) or (d) below, as the case may be, cause the designation of additional Eligible Accounts to be included as Accounts or Participation Interests to be included as Trust Assets, in either case as of the applicable Additional Cut-Off Date.

          (c) Conditions to Addition.  On the Addition Date with respect to any
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Additional Accounts or Participation Interests, the Trust shall purchase the Receivables in such Additional Accounts (and such Additional Accounts shall be deemed to be Accounts for purposes of this Agreement) or shall purchase such Participation Interests, in each case as of the close of business on the applicable Additional Cut-Off Date, subject to the satisfaction of the following conditions:

              (i) on or before the [eigth] Business Day immediately preceding the Addition Date, the Depositor shall have given the Trustee, the Servicer, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement written notice that the Additional Accounts or Participation Interests will be included and specifying the applicable Addition Date, the Additional Cut-Off Date, the approximate number of accounts or other assets expected to be added and the approximate aggregate balances expected to be outstanding in the accounts or other assets to be added;

             (ii) all Additional Accounts will be Eligible Accounts;

            (iii) in the case of Additional Accounts, the Depositor shall have delivered to the Trustee copies of UCC-1 financing statements covering such Additional Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein;

             (iv) in the case of Additional Accounts, to the extent required by
     Section 4.03, the Depositor shall have deposited in the Collection Account all Collections with respect to such Additional Accounts since the Additional Cut-Off Date;

              (v) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Depositor shall have occurred nor shall the transfer of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust have been made in contemplation of the occurrence thereof;

             (vi) except in the case of an Addition pursuant to Section 2.08(a), the Depositor shall have received written notice from each Rating Agency that such Addition will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee;

            (vii) the Depositor shall have delivered to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Opinion of Counsel that for Federal income and Ohio income and franchise tax purposes, such Addition will not cause a taxable event to the holders of the Certificates;

           (viii) the Depositor shall have delivered to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Opinion of Counsel, dated the Addition Date, in accordance with Section 13.02(d);

            (ix) the Depositor shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer's Certificate of the Depositor, dated the Addition Date, to the effect that the Depositor reasonably believes that such Addition will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series; and

            (x) within ten Business Days of the Addition Date, the Depositor shall have delivered to the Trustee a written assignment and a computer file or a microfiche list containing a true and complete list of the related Additional Accounts or Participation Interests specifying for each such Account its account number, the collection status, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account or comparable information in the case of Participation Interests.

          (d)[(f)]Representations and Warranties.  The Depositor hereby
                  ------------------------------
     represents and warrants to the Trust and the Trustee as of the related Addition Date as to the matters relating to it set forth in paragraph
     (d)(iv) and (viii) above and that, in the case of Additional Accounts, the file or list delivered pursuant to paragraph (g) below is, as of the applicable Additional Cut-Off Date, true and complete in all material respects.

          (e)     Additional Depositors.  The Depositor may designate Affiliates
                  ---------------------
of the Depositor to be included as Depositors ("Additional Depositors") under this Agreement by an amendment hereto pursuant to Section 13.01(a) and, in connection with such designation, the Bank shall surrender the Depositor's Certificate to the Trustee in exchange for a newly issued Depositor's Certificate modified to reflect such Additional Depositor's interest in the Depositor's Interest; provided, however, that prior
                                                  --------  -------
to any such designation and exchange the conditions set forth in Section 6.03(c) shall have been satisfied with respect thereto.]

          (f) Delivery of Documents.  In the case of the designation of
              ---------------------
Additional Accounts, the Depositor shall deliver to the Trustee (i) the computer file or microfiche list required to be delivered pursuant to Section 2.01 with respect to such Additional Accounts on the applicable Document Delivery Date and
(ii) a duly executed, written Assignment (including an acceptance by the Trustee for the benefit of the Certificateholders), substantially in the form of Exhibit B (the "Assignment"), on the Document Delivery Date; and, in the case of an Addition of Participation Interests, the Depositor shall deliver comparable information and documents with respect to such Participation Interests, on the Document Delivery Date.]

          (g)  [Automatic Additional] [New]  Accounts.    The Depositor may from
               --------------------------------------
time to time, at its sole discretion, subject to and in compliance with the limitations specified in clause (ii) below and the applicable conditions specified in paragraph (d) below, voluntarily designate Eligible Accounts to be included as Accounts as of the applicable Additional Cut-Off Date. For purposes of this paragraph, Eligible Accounts shall be deemed to include only consumer revolving credit card accounts or other consumer revolving credit accounts which are of a type included as Initial Accounts or which have previously been included in any Addition which has been effected in accordance with all of the conditions specified in paragraph ( ) below.

          (i) The Depositor shall not be permitted to designate Automatic Additional Accounts pursuant to clause (i) above with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, unless on or before the first Business Day of such three consecutive Monthly Periods, the Depositor shall have requested Standard & Poor's to notify, and Standard & Poor's shall have notified in writing, the Depositor, the Servicer and the Trustee of the limitations (other than the limitations described in this Agreement), if any, to the right of the Depositor to designate Automatic Additional Accounts during such three consecutive Monthly Periods. Unless Standard & Poor's otherwise consents, the number of Automatic Additional Accounts plus the number of Accounts added pursuant to Section 2.08(a), without the prior notice of Standard & Poor's as described under Section 2.08(d)(v), shall not at any time exceed the Aggregate Addition Limit; provided, however, if
                                                          --------  -------
     the Aggregate Addition Limit is exceeded for purposes of Section 2.08(a), the Depositor shall have delivered written notice to Moody's of any such addition. Unless Moody's otherwise consents, the number of Automatic Additional Accounts added pursuant to Section 2.08(c), without prior notice of Moody's as described under 2.08(d) (v), shall not at any time exceed the Aggregate Addition Limit.

          (ii) On or before June 30 and December 31 of each calendar year, commencing on December 31,1994, the Depositor shall deliver to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement an

     Opinion of Counsel in accordance with Section 13.02(d), with respect to the Automatic Additional Accounts included as Accounts during the preceding six-month period confirming the validity and perfection of each transfer of such Automatic Additional Accounts; provided, however, if the long-term
                                         --------  -------
     unsecured debt rating or certificate of deposit rating of the Depositor is reduced below AA- but is maintained at a level of A- or higher, by Standard & Poor's, (and only for so long as such rating is below AA- but is maintained at a level of A-or higher by Standard & Poor's) the Depositor shall deliver to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Opinion of Counsel in accordance with Section 13.02(d) on or before March 31, June 30, September 30 and December 31 of each calendar year, commencing on the first such date to occur after such reduction occurs, with respect to the Automatic Additional Accounts included as Accounts during the preceding three-month period confirming the validity and perfection of each transfer of such Automatic Additional Accounts; provided further, if the
                                                     -------- -------
     long-term unsecured debt rating of the Depositor is withdrawn or reduced below A- by Standard & Poor's (and only for so long as such rating is below A- by Standard & Poor's), the Depositor shall deliver to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Opinion of Counsel in accordance with Section 13.02(d) on or before the last Business Day of each calendar month, commencing on the last Business Day of the calendar month immediately following the month in which such withdrawal or reduction occurs, with respect to the Automatic Additional Accounts included as Accounts during the preceding one-month period confirming the validity and perfection of each transfer of such Automatic Additional Accounts. If such Opinion of Counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Depositor to designate Automatic Additional Accounts will be suspended until such time as each Rating Agency otherwise consents in writing or such Automatic Additional Accounts are removed from the Trust. If the Depositor is unable to deliver such Opinion of Counsel with respect to any Additional Account which has been the subject of an Automatic Addition, such inability shall be deemed to be breach of the representation in Section 2.04(a)(viii) with respect to the Receivables in such Additional Account for purposes of Section 2.05.

          (h)  Conditions to Addition.  On the Addition Date with respect to any
               ----------------------
Additional Accounts or Participation Interests, the Trust shall purchase the Receivables in such Additional Accounts (and such Additional Accounts shall be deemed to be Accounts for purposes of this Agreement) or shall purchase such Participation Interests, in each case as of the close of business on the applicable Additional Cut-Off Date, subject to the satisfaction of the following conditions (provided, however, that the conditions set forth in clauses (i),
            --------  -------
(v), (vi) and (vii) shall not apply to the transfer to the Trust of Receivables in Automatic Additional Accounts which are governed by Section 2.08(c)):

               (i) on or before the fifth Business Day immediately preceding the Addition Date, the Depositor shall have given the Trustee, the Servicer, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement written notice that the Additional Accounts or Participation Interests will be included and specifying the applicable Addition Date, the Additional Cut-Off Date, the approximate number of accounts or other assets expected to be added and the approximate aggregate balances expected to be outstanding in the accounts or other assets to be added;

               (ii) in the case of Additional Accounts, the Depositor shall have delivered to the Trustee copies of UCC-1 financing statements covering such Additional Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein;

               (iii) in the case of Additional Accounts, to the extent required by Section 4.03, the Depositor shall have deposited in the Collection Account all Collections with respect to such Additional Accounts since the Additional Cut-Off Date;

               (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Depositor shall have occurred nor shall the transfer of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust have been made in contemplation of the occurrence thereof;

               (v) except in the case of an Addition pursuant to Section 2.08(a), the Depositor shall have received written notice from each Rating Agency that such Addition will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee and in the case of an Addition pursuant to Section 2.08(a) which would exceed the Aggregate Addition Limit, the Depositor shall have provided Standard & Poor's at least 15 days prior written notice of such Addition and at or prior to the end of such 15-day period, the Depositor shall not have received a notice in writing from Standard & Poor's that such Addition will have a Ratings Effect;

               (vi) the Depositor shall have delivered to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Opinion of Counsel that for Federal income and Ohio income and franchise tax purposes, such Addition will not cause a taxable event to the holders of the Certificates;

              (vii) the Depositor shall have delivered to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Opinion of Counsel, dated the Addition Date, in accordance with Section 13.02(d);

             (viii) the Depositor shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer's Certificate of the Depositor, dated the Addition Date, to the effect that the Depositor reasonably believes that such Addition will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series; and

             (ix) within ten Business Days of the Addition Date, the Depositor shall have delivered to the Trustee a written assignment and a computer file or a microfiche list containing a true and complete list of the related Additional Accounts or Participation Interests specifying for each such Account its account number, the collection status, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account or comparable information in the case of Participation Interests.

          Section 2.10.  Removal of Accounts.    On any day of any Monthly
                         -------------------
Period the Depositor shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts owned and designated by the Depositor (the "Removed Accounts"), upon satisfaction of the following conditions:

             (i) on or before the fifth Business Day immediately preceding the Removal Date (the "Removal Notice Date"), the Depositor shall have given the Trustee, the Servicer, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement written notice of such removal and specifying the date for removal of the Removed Accounts (the "Removal Date");

            (ii) on or prior to the date that is 10 Business Days after the Removal Date, the Depositor shall have amended Schedule 1 by delivering to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account;

           (iii) the Depositor shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (ii) above, as of the Removal Date, is true and complete in all material respects and further, that no selection procedure was utilized by the Depositor that would result in a selection of Removed Accounts that would be materially adverse to the Certificate holders of any Series as of the Removal Date;

            (iv) the Depositor shall have received written notice form each Rating Agency that such removal will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee;

             (v) as of the Removal Notice Date, either (A) the Receivables in the Accounts are not more than 15% delinquent by estimated principal amount and the weighted average delinquency of such Receivables is not more than 60 days or (B) the Receivables in the Accounts are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such Receivables does not exceed 90 days;

                (vi) the Depositor shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer's Certificate of the Depositor, dated the Removal Date, to the effect that the Depositor reasonably believes that such removal will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series; and

                (vii) the aggregate amount of Principal Receivables to be removed shall not equal or exceed 5% of the aggregate amount of Principal Receivables in the Trust.

          (a) Notwithstanding Section 2.09(a) of this Agreement, on any day of any Monthly Period the Depositor shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts owned and designated by the Depositor without the satisfaction of the conditions set forth in Section 2.09(a); provided, that, (i) on or before the Removal Notice Date, the Depositor
         --------
shall have given each Rating Agency written notice specifying the Removal Date,
(ii) the balance of all receivables included in such Accounts is reflected on the books and records of the Depositor as "zero" and (iii) for the twelve Monthly Periods preceding such designation, there have been no charges with respect to such Accounts. For purposes of this Agreement, accounts designated by the Depositor in accordance with this Section 2.09(b) shall constitute Removed Accounts.

          Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the Depositor a written reassignment in substantially the form of Exhibit C (the "Reassignment") and shall, without further action, be deemed to sell, transfer, assign, set over and otherwise convey to the Depositor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts and all proceeds thereof. In addition, the Trustee shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Depositor to effect the conveyance of Receivables pursuant to this Section.

          Section 2.11.  Account Allocations.  In the event that the Depositor
                         -------------------
is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement, including by reason of the application of the provisions of Section 9.02 or any binding order of any Governmental Authority (a "Transfer Restriction Event"), then, in any such event, (a) the Depositor and the Servicer agree (except as prohibited by any such order) to allocate and pay to the Trust, after the date of such inability, all Collections, including Collections of Receivables transferred to the Trust prior to the occurrence of such event, and all amounts which would have constituted Collections but for the Depositor's inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables in the Trust on such date), (b) the Depositor and the Servicer agree that such amounts will be applied as Collections in accordance with Article IV and the terms of each Supplement and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Depositors's inability to transfer Receivables to the Trust and Principal Receivables and all amounts which would have constituted Principal Receivables as aforesaid that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and the terms of each Supplement. For the purpose of the immediately preceding sentence, the Depositor and the Servicer shall treat the first received Collections with respect to the Accounts as allocable to the Trust until the Trust shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables in such Account as of the date of the occurrence of such event. If the Depositor or the Servicer is unable pursuant to any Requirements of Law to allocate Collections as described above, the Depositor and the Servicer agree that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article IV and the terms of each Supplement. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV and the terms of each Supplement.

          Section 2.12.  Discount Option.  (a)  The Depositor shall have the
                         ---------------
option to designate at any time a percentage, which may be a fixed percentage or a variable percentage based on a formula (the "Discount Percentage"), of the amount of Receivables arising in the Accounts on or after the date such designation becomes effective that would otherwise constitute Principal Receivables to be treated as Finance Charge Receivables ("Discount Option Receivables"). The Depositor shall also have the option of reducing or withdrawing the Discount Percentage, at any time and from time to time, on and after the date such designation becomes effective. The Depositor shall provide to the Servicer, the Trustee, any Series Enhancer and each Rating Agency 30 days prior written notice of such designation (or reduction or withdrawal), and such designation (or reduction or withdrawal) shall become effective on the date designated therein only if (i) the Depositor shall have delivered to the Trustee and each Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer's Certificate of the Depositor stating that the Depositor reasonably believes that such designation (or reduction or withdrawal) will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series, (ii) the Depositor shall have received written notice form each Rating Agency that such designation (or reduction or withdrawal) will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee and (iii) in the case of a reduction or withdrawal, the Depositor shall have delivered to the Trustee an Officer's Certificate to the effect that, in the reasonable belief of the Depositor, such reduction or withdrawal shall not have adverse regulatory implications for the Depositor.

          (b) On each Date of Processing after the date on which the Depositor's exercise of its discount option takes effect, the Depositor shall, to the extent required by Section 4.03, (i) deposit into the Collection Account in immediately available funds an amount equal to the product of (a) the aggregate Floating Allocation Percentages with respect to all Series and (b) the aggregate amount of the Discount Option Receivable Collections processed on such day and (ii) pay to the Holder of the Depositor's Certificate the balance of such Discount Option Receivables Collections. The deposit made by the Depositor into the Collection Account under the preceding sentence shall be considered a payment of such Discount Option Receivables and shall be applied as Finance Charge Receivables in accordance with Article IV and the terms of each Supplement.


                                 ARTICLE III

                          Administration and Servicing
                          ----------------------------
                                 of Receivables
                                 --------------

          Section 3.01.  Acceptance of Appointment and Other Matters Relating to
                         -------------------------------------------------------
the Servicer.  (a)  [Servicer Name] agrees to act as the Servicer under this
------------
Agreement and the Certificateholders by their acceptance of Certificates consent to [Servicer Name] acting as Servicer.

          (b) The Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing consumer credit card and other consumer revolving credit receivables comparable to the Receivables and in accordance with the Lending Guidelines. The Servicer shall have full power and authority, acting alone or through any Person properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, subject to
Section 10.01 and provided [Servicer Name] is the Servicer, the Servicer or its designee (other than the Trustee) is hereby authorized and empowered (i) to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Collection Account and any Series Account, as set forth in this Agreement or any Supplement under any Series Account, as set forth in this Agreement or any Supplement, and (ii) to take any action required or permitted under any Series Enhancement, as set forth in this Agreement or any Supplement. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer or its designee is hereby authorized and empowered to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission (the "Commission") and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements. The Trustee shall furnish, within a reasonable period of time, the Servicer with any powers of attorney or other documents requested by the Servicer and reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          (c) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card and consumer revolving credit receivables.

          (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Credit Card Agreements, applicable rules and regulations of VISA, MasterCard and any other similar entity or organization relating to any other type of revolving credit card accounts included as Accounts, except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Investor Certificateholders.

          (e) The Servicer shall pay out of its own funds, without reimbursement, all expenses incurred in connection with the Trust and the servicing activities hereunder including expenses related to enforcement of the Receivables, fees and disbursements of the Trustee, any Paying Agent and any Transfer Agent and Registrar (including the reasonable fees and expenses of its counsel) in accordance with Section 11.05, fees and disbursements of independent accountants and all other fees and expenses, including the costs of filing UCC continuation statements and the costs and expenses relating to obtaining and maintaining the listing of any Investor Certificates on any stock exchange, that are not expressly stated in this Agreement to be payable by the Trust or the Depositor (other than Federal, state, local and foreign income, franchise and other taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust).

          (f) The Servicer agrees that upon a request by the Depositor it will use its reasonable efforts to obtain and maintain the listing of the Investor Certificates of any Series or Class on any specified securities exchange. If any such request is made, the Servicer shall give notice to the Depositor and the Trustee on the date on which such Investor Certificates are approved for such listing and within three Business Days following receipt of written notice by the Servicer of any actual, proposed or contemplated delisting of such Investor Certificates by any such securities exchange. The Trustee or the Servicer, each in its sole discretion, may terminate any listing on any such securities exchange at any time subject to the notice requirements set forth in the preceding sentence.

          Section 3.02.  Servicing Compensation.  As full compensation for its
                         ----------------------
servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") with respect to each Monthly Period, payable monthly on the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Servicing Fee Rates with respect to each outstanding Series (based upon the Servicing Fee Rate for each Series and the outstanding Principal amount of each Series) and (b) the amount of Principal Receivables on the last day of the prior Monthly Period. The share of the Servicing Fee allocable to (i) the Certificateholders' Interest of a particular Series with respect to any Monthly Period (the "Monthly Servicing Fee") and (ii) the Enhancement Invested Amount, if any, of a particular Series with respect to any Monthly Period will each be determined in accordance with the relevant Supplement. The portion of the Servicing Fee with respect to any Monthly Period not so allocated to the Certificateholders' Interest or the Enhancement Invested Amount, if any, of a particular Series shall be paid by the Depositor or the related Distribution Date and in no event shall the Trust, the Trustee, the Investor Certificateholders of any Series or any Series Enhancer be liable for the share of the Servicing Fee with respect to any Monthly Period to be paid by the Depositor.

          Section 3.03.    Representations, Warranties and Covenants of the
                           ------------------------------------------------
Servicer. [Servicer Name], as initial Servicer, hereby makes, and any Successor
--------
Servicer by its appointment hereunder shall make, on each Closing Date (and on the date of any such appointment), the following representations, warranties and covenants:

          (a) Organization and Good Standing.  The Servicer is a state banking
              ------------------------------
corporation, a state banking association, a national banking association or a corporation validly existing under the laws of its jurisdiction of incorporation and has, in all material respects, full power and authority to execute, deliver and perform its obligations under this Agreement and each Supplement and to own its properties and conduct its consumer revolving lending business as such properties are presently owned and as such business is presently conducted.

          (b) Due Qualification.  The Servicer is duly qualified to do business
              -----------------
and is in good standing as a foreign corporation (or is exempt form such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables as required by the Agreement requires such qualification except where failure to so qualify or to obtain such licenses and approvals should not have a material adverse effect on its ability to perform its obligation hereunder or under any Supplement.

          (c) Due Authorization.  The execution, delivery, and performance of
              -----------------
this Agreement, each Supplement and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby, have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer and this Agreement and each Supplement will remain, from the time of its execution, an official record of the Servicer.

          (d) Binding Obligation.  This Agreement and each Supplement
              ------------------
constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and, if applicable, the rights of creditors of state banking corporations, state banking associations or national banking associations, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (e) No Conflict and no Violation.  The execution and delivery of this
              ----------------------------
Agreement and each Supplement by the Servicer, and the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with or violate or result in any breach of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or any of its properties are bound. The execution and delivery of this Agreement by the Servicer, the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer will not conflict with or violate any Requirements of Law applicable to the Servicer.

          (f) No Proceedings.  There are no proceedings or investigations
              --------------
pending or, to the best knowledge of the Servicer, threatened against the Servicer before any Governmental Authority seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Supplement, or seeking any determination or ruling that, in the reasonable judgement of the Servicer would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Supplement.

          (g) Compliance with requirements of Law.  The Servicer shall duly
              -----------------------------------
satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the related Accounts, will maintain in effect all qualifications required under Requirements of Law in order to properly service the Receivables and the related Accounts and will comply in all material respects with all other Requirements of Law in connection with servicing the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the interests of the Certificateholders.

          (h) No Rescission or Cancellation.  The Servicer shall not permit any
              -----------------------------
rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in accordance with the Lending Guidelines.

          (i) Protection of Certificateholders' Rights.  The Servicer shall take
              ----------------------------------------
no action which, nor omit to take any action the omission of which, would substantially impair the rights of Certificateholders in any Receivable or Account, nor shall it, except in the ordinary course of its business and in accordance with the Lending Guidelines, reschedule, revise or defer Collections due on the Receivables.

          (j) Receivables Not To Be Evidenced by Promissory Notes.  The Servicer
              ---------------------------------------------------
will take no action to cause or permit any Receivable to be evidenced by any instrument or chattel paper (as defined in the UCC) and, if any Receivable is so evidenced it shall be deemed to be an Ineligible Receivable and shall be reassigned or assigned to the Servicer as provided in this Section; provided,
                                                                    --------
however, that Receivables evidenced by notes taken from Obligors in the ordinary
-------
course of the Servicer's collection efforts shall not be deemed Ineligible Receivables solely as a result thereof.

          (k) All Consents.  All approvals, authorizations, consents, orders or
              ------------
other actions of any Person or of any Governmental Authority required to be obtained by the Servicer in connection with the execution and delivery by the Servicer of this Agreement and each Supplement, the performance by the Servicer of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Servicer of the terms hereof and thereof, have been obtained.

          For purposes of the representation and warranties set forth in this
Section 3.03, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date or the date of appointment of a Successor Servicer, as applicable.

          In the event any of the representations, warranties or covenants of the Servicer contained in paragraph (g), (h), (i) or (j) with respect to any Receivable or the related Account is breached, and such breach has a material adverse effect on the Certificateholders' Interest of all Series in the Receivables (which determination shall be made without regard to the availability of funds under any Series Enhancement) and remains uncured for 60 days (or for such longer period, not in excess of 150 days, as may be reasonably necessary to remedy such breach; provided that such breach is capable of remedy within 150 days or less and the Servicer delivers an Officer's Certificate to the Trustee to the effect that the Servicer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such breach) from the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of written notice of such event given by the Trustee, all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below; provided, however, that such Receivables will not be reassigned or
       --------  -------
assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Trustee an Officer's Certificate describing the nature of such breach and the manner in which such breach was cured.

          If [Servicer Name] is the Servicer, such reassignment or assignment shall be accomplished in the manner set forth in Section 2.05(b) as if the reassigned or assigned Receivables were Ineligible Receivables (including the requirement, if applicable, to reduce the aggregate amount of Principal Receivables used to calculate the Depositor's Amount, the Depositor's Interest, the Floating Allocation Percentage and the Principal Allocation Percentage applicable to any Series and to make deposits into the Excess Funding Account and the Collection Account) and any amounts deposited into the Excess Funding Account and the Collection Account in connection with such reassignment or assignment pursuant to this Section shall be considered a Transfer Deposit Amount and shall be applied in accordance with Article IV and the terms of each Supplement. If [Servicer Name] is not the Servicer, the Servicer shall effect such assignment by making a deposit into the Excess Funding Account and the Collection Account in immediately available funds on the Transfer Date following the Monthly Period in which such assignment obligation arises in an amount equal to the amount of such Receivables, which deposit shall be considered a Transfer Deposit Amount and shall be applied in accordance with
Article IV and the terms of each Supplement.

          Upon each such reassignment or assignment to the Servicer, the Trustee on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivables, all moneys due to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the transfer of any such Receivables pursuant to this Section. The obligation of the Servicer to accept reassignment or assignment and transfer of any such Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Investor Certificateholders (or the Trustee on behalf of Certificateholders) or any Series Enhancer, except as provided in Section 8.04.

           Section 3.04.  Reports and Records for the Trustee.
                          -----------------------------------

          (a)  Daily or Monthly Records.  On each day on which the Servicer is
               ------------------------
required to make deposits in the Collection Account pursuant to Section 4.03, the Servicer shall make or cause to be made available at the office of the Servicer during normal business hours for inspection by the Trustee upon request a record setting forth (i) the Collections in respect of Principal Receivables and in respect of Finance Charge Receivables processed by the Servicer on the second preceding Business Day in respect of the Accounts and (ii) the amount of Receivables as of the close of business on the second preceding Business Day in each Account. The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and shall make available to the Trustee at the office of the Servicer on any Business Day during normal business hours any computer programs necessary to make such identification.

          (b) Monthly Servicer's Certificate.  Not later than the third Business
              ------------------------------
Day preceding each Distribution Date, the Servicer shall, with respect to each outstanding Series, deliver to the Trustee, the Paying Agent, each Rating Agency and each Series Enhancer entitled thereto pursuant to the relevant Supplement a certificate of a Servicing Officer in substantially the form set forth in the related Supplement.

          (c) Related Accounts.  The Servicer covenants and agrees hereby to
              ----------------
deliver to the Trustee, within a reasonable time period after any Related Account is created, but in any event not later than 15 days after the end of the month within which the Related Account was created, a notice specifying the new account numbers of all Accounts and the account numbers of all Additional Accounts for the Related Period.

          (d) Addition Discount Receivables.  On or prior to each Determination
              -----------------------------
Date, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer setting forth (or shall set forth in the Monthly Servicer's Certificate)
(a) the amount of Addition Discount Receivables to be included as Collection of Finance charge Receivables with respect to the preceding Monthly Period, as calculated in accordance with the formula set forth in the applicable Assignment of Receivables in Additional Accounts or accretion designation letter delivered to the Trustee and (b) the portion of such Addition Discount Receivables which have not been treated as Collections of Finance Charge Receivables with respect to the preceding Monthly Period.

          Section 3.05.  Annual Certificate of Servicer.  The Servicer shall
                         ------------------------------
deliver to the Trustee, each Rating Agency and each Series Enhancer entitled thereto pursuant to the relevant Supplement, on or before May 31 of each calendar year, an Officer's Certificate (with appropriate insertions) substantially in the form of Exhibit D.

          Section 3.06.  Annual Servicing Report of Independent Public
                         ---------------------------------------------
Accountants; Copies of Reports Available.  (a)  On or before May 31 of each
----------------------------------------
calendar year, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Depositor) to furnish a report (addressed to the Trustee) to the Trustee, the Servicer and each Rating Agency to the effect that they have examined certain documents and records relating to the servicing of Accounts under this Agreement and each Supplement and compared the information contained in the Servicer's certificates delivered pursuant to Section 3.04(b) during the period covered by such report with such documents and records and that, on the basis of such examination, nothing has come to the attention of such accountants that caused them to believe that the servicing has not been conducted in compliance with the terms and conditions set forth in Sections 3.02, 3.04, 3.09, 4.02, 4.03, 4.04, 4.05 and 8.08 of this Agreement and the applicable provisions of each Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. A copy of such report shall be delivered by the Servicer to each Series Enhancer entitled thereto pursuant to the relevant Supplement.

          (b) On or before May 31 of each calendar year, the Servicer shall cause a firm of nationally recognized independent public accounts (who may also render other services to the Servicer or the Depositor) to furnish a report to the Trustee, the Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with the Servicer to compare the mathematical calculations of certain amounts set forth in the Servicer's certificates delivered pursuant to Section 3.04(b) during the period covered by such report with the Servicer's computer reports which were the source of such amounts and that on the basis of such agreed upon procedures and comparison, nothing has come to the attention of such accountants that caused them to believe that such amounts are not in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. A copy of such report shall be delivered by the Servicer to each Series Enhancer entitled thereto pursuant to the relevant Supplement.

          (c) A copy of each certificate and report provided pursuant to Section 3.04(b), 3.05 or 3.06 may be obtained by any Investor Certificateholder or Certificate Owner (at the reasonable expense of such Certificate Owner who can establish ownership interest in the Trust) by a request to the Trustee addressed to the Corporate Trust Office.

          Section 3.07.  Tax Treatment.  The Depositor has entered into this
                         -------------
Agreement, and the Certificates will be issued, with the intention that, for Federal, state and local income and franchise tax purposes only, the Investor Certificates of each Series which are characterized as indebtedness at the time of their issuance will qualify as indebtedness of the Depositor secured by the Receivables. The Depositor, by entering into this Agreement, and each Certificateholder, by the acceptance of any such Certificate (and each Certificate Owner, by its acceptance of an interest in the applicable Certificate), agree to treat such Investor Certificates for Federal, state and local income and franchise tax purposes as indebtedness of the Depositor.

          Section 3.08.  Notices to the [Servicer Name].  In the event that
                         ------------------------------
[Servicer Name] is no longer acting as Servicer, any Successor Servicer shall deliver to [Servicer Name] each certificate and report required to be provided thereafter pursuant to Section 3.04(b), 3.05 or 3.06.

          Section 3.09.  Adjustments.    (a)  If the Servicer adjusts downward
                         -----------
the amount of any Principal Receivable (other than any Ineligible Receivable to be reassigned or assigned to the Depositor or the Servicer pursuant to this Agreement) because of a rebate, refund, unauthorized charge or billing error to an accountholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by an accountholder, or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal receivables used to calculate the Depositor's Amount, the Depositor's Interest and the Floating Allocation Percentage and the Principal Allocation Percentage applicable to any Series will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Depositor's Amount, the Depositor's Interest and the Floating Allocation Percentage and the Principal Allocation Percentage applicable to any Series will be reduced by the amount of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises. In the event that, following the exclusion of such Principal Receivables from the calculation of the Depositor's Amount, the Depositor's Amount would be a negative number, not later than 12:00 noon, New York City time, on the Transfer Date immediately preceding the Distribution date following the Monthly Period in which such adjustment obligation arises, the Depositor shall make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Depositor's Amount would be below zero (up to the amount of such Principal Receivables). Any amount deposited into the Collection Account pursuant to the preceding sentence shall be considered an "Adjustment Payment" and shall be applied in accordance with Article IV and the terms of each Supplement.

          (b) If (i) the Servicer makes a deposit into the collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited in to the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

          Section 3.10.  Reports to the Commission.  The Servicer shall, on
                         -------------------------
behalf of the Trust, cause to be prepared and filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act and the rules and regulations of the Commission thereunder. The Depositor, if [Servicer Name] is not the Servicer, shall, at the expense of the Servicer, cooperate in any reasonable request of the Servicer in connection with such filings.


                                 ARTICLE IV

                        Rights of Certificateholders and
                        --------------------------------
                   Allocation and Application of Collections
                   -----------------------------------------


          Section 4.01.  Rights of Certificateholders.  The Investor
                         -----------------------------
Certificates shall represent fractional undivided interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to such Series pursuant to this Agreement and such Supplement, funds on deposit in the Collection Account or the Excess Funding Account allocable to such Series pursuant to this Agreement and such Supplement, funds on deposit in any related Series Account and funds available pursuant to any related Series Enhancement (collectively, with respect to all Series, the "Certificateholders' Interest"), it being understood that the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Series Enhancement for the benefit of any other Series or Class. The Depositor's Certificate shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Certificateholders' Interest including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agreement or any Supplement to be paid to the Depositor on behalf of all holders of the Depositor's Certificate (the "Depositor's Interest"); provided, however, that the Depositor's
                              --------  -------
Certificate shall not represent any interest in the Collection Account, the Excess Funding Account, any Series Account or any Series Enhancement, except as specifically provided in this Agreement or any Supplement; provided further that
                                                           ----------------
the foregoing shall not be construed to limit the Trustee's obligations to make payments to the Depositor and the Servicer as and when required under this Agreement and any Supplement.

          Section 4.02.  Establishment of Collection Account and Excess Funding
                         ------------------------------------------------------
Account. The Servicer, for the benefit of the Certificateholders, shall
-------
establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders (the "Collection Account"). The Collection Account shall initially be established with [Servicer Name]. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Series Enhancer. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Collection Account meeting the conditions specified above, transfer any cash and/or investments to such new collection account and from the date such new Collection Account is established, it shall be the "Collection Account".

          Unless otherwise agreed by each Rating Agency, if at any time neither [Servicer Name] nor any other Affiliate of [Servicer Name] is the Servicer, the Collection Account will be moved from [Servicer Name] if then maintained there.

          Funds on deposit in the Collection Account (other than amounts deposited pursuant to Section 2.06, 9.02, 10.01 or 12.02) shall at the direction of the Servicer be invested by the Trustee in Eligible Investments selected by the Servicer. Notwithstanding any other provision herein to the contrary, for purposes of the investment of funds in the Collection Account (but only in an amount up to 20% of the outstanding principal balance of each Series outstanding as of the dates of investment), "highest investment category" as used in the definition of "Eligible Investments" shall mean, in the case of Standard & Poor's, A-1, A-1+, AAA, AAAm or AAAm-G. All such Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders. The Trustee or its custodian shall maintain for the benefit of the Certificateholders possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. Investments of funds representing Collections collected during any Monthly Period shall be invested in Eligible Investments that will mature so that all funds will be available at the close of business on the Transfer Date following such Monthly Period. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell,
                                   --------  -------
liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer, the Servicer having reasonably determined that the interests of the Investor Certificateholders may be adversely affected if such Eligible Investment is held to its maturity. Unless directed by the Servicer, funds deposited in the Collection Account on a Transfer Date with respect to the next following Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be paid to or at the direction of the Depositor, except as otherwise specified in any Supplement. For purposes of determining the availability of funds or the balances in the Collection Account for any reason under this Agreement, all investment earnings' net of investment expenses and losses on such funds shall be deemed not to be available or on deposit.

          The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders (the "Excess Funding Account"). The Excess Funding Account will initially be established with [Servicer Name]. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Excess Funding Account and in all proceeds thereof. The Excess Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Excess Funding Account for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Series Enhancer. If, at any time, the Excess Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Excess Funding Account meeting the conditions specified above, transfer any cash and/or any investment to such new Excess Funding Account and from the date such new Excess Funding Account is established, it shall be the "Excess Funding Account".

          Unless otherwise agreed by each Rating Agency, if at any time neither [Servicer Name] nor any other Affiliate of [Servicer Name] is the Servicer, the Excess Funding Account will be moved from [Servicer Name] if then maintained there. Funds on deposit in the Excess Funding Account shall at the direction of the Servicer be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders. The Trustee or its custodian shall maintain for the benefit of the Certificateholders possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. Funds on deposit in the Excess Funding Account on any Distribution Date will be invested in Eligible Investments that will mature so that all funds will be available at the close of business on the Transfer Date following such Monthly Period. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an
--------  -------
Eligible Investment before its maturity, if so directed by the Servicer, the Servicer having reasonably determined that the interests of the Investor Certificateholders may be adversely affected if such Eligible Investment is held to its maturity. Unless directed by the Servicer, funds deposited in the Excess Funding Account on a Transfer Date with respect to the next following Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account shall be treated as Collections of Finance Charge Receivables with respect to the last day of the related Monthly Period. Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Depositor on any Distribution Date to the extent the (i) the Depositor's Amount exceeds the Required Depositor's Interest and (ii) the Required Principal Balance (as defined in any Series Supplement) is not less than the aggregate amount of Principal Receivables (determined after giving effect to any Principal Receivables transferred to the Trust on such date); provided, however, that, if an Accumulation Period,
                     --------  -------
Controlled Amortization Period or Early Amortization Period has commenced and is continuing with respect to one or more outstanding Series, any funds on deposit in the Excess Funding Account shall be treated as Shared Principal Collections and shall be allocated and distributed in accordance with Section 4.04 and the terms of the Supplements for the Principal Sharing Series. For purposes of determining the availability of funds or the balances in the Excess Funding Account for any reason under this Agreement, all investment earnings' net of investment expenses and losses on such funds shall be deemed not to be available or on deposit.

          Section 4.03.  Collections and Allocations.  (a)  The Servicer will
                         ---------------------------
apply or will instruct the Trustee to apply all funds on deposit in the Collection Account as described in this Article IV and in each Supplement. Except as otherwise provided below, the Servicer shall deposit Collections into the Collection Account no later than the second Business Day following the Date of Processing of such Collections or, in the case of any Collections consisting of Interchange, not later than 12:00 noon, New York City time, on each Distribution Date. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as [Servicer Name] remains the Servicer and (x) maintains a certificate of deposit rating of A-1 or better by Standard & Poor's and P-1 by Moody's, or (y) [Servicer Name] has provided to the Trustee a letter of credit covering collection risk of the Servicer acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency), the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but may make a single deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the Transfer Date immediately preceding each Distribution Date or, in the case of any Collections consisting of Interchange, not later than 12:00 noon, New York City time, on each Distribution Date. Subject to the first provision Section 4.04, but notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make deposits of Collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on or prior to the related Distribution Date to Investor Certificateholders or to any Series Enhancer pursuant to the terms of any Supplement or Enhancement Agreement and
(ii) if at any time prior to such Distribution, Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

          (b) (i) Collections of Finance Charge Receivables will be allocated to the Certificateholders' Interest of a Series in an amount equal to the product of the amount of such Collections and the Floating Allocation Percentage of such Series, (ii) the Defaulted Amount will be allocated to the Certificateholders' Interest of a Series in an amount equal to the product of such Defaulted Amount and the Floating Allocation Percentage of such Series,
(iii) Collections of Principal Receivables will be allocated to the Certificateholders' Interest of such Series in an amount equal to the product of the amount of such Collections and the Principal Allocation Percentage of such Series and (iv) Miscellaneous Payments will be allocated to the Certificateholders' Interest of such Series in an amount equal to the product of the amount of such Miscellaneous Payments and a fraction the numerator of which is the Invested Amount and Enhancement Invested Amount, if any, of such Series and the denominator of which is the sum of the Invested Amounts and the Enhancement Invested Amount, if any, for all outstanding Series, in each case for such Monthly Period. Subject to Sections 4.03(c) and 4.04, amounts not allocated to the Certificateholders' Interest of any Series will be allocated to the Depositor's Interest.

          (c) On the earlier of (A) the second Business Day after the Date of Processing and (B) the day on which the Servicer actually deposits any Collections into the Collection Account or, in the case of any Collections consisting of Interchange, not later than 12:00 noon, New York City time, on each Distribution Date, the Servicer will pay to the Depositor (i) the Depositor's allocable portion of Collections of Finance Charge Receivables and
(ii) the Depositor's allocable portion of Collections of Principal Receivables; provided, however, that, in the case of Collections of Principal Receivables
--------  -------
allocated to the Depositor's Interest and any Shared Principal Collections that would otherwise be paid to the Depositor pursuant to Section 4.04, such amounts shall be paid to the Depositor only if the Depositor's Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds zero. The amount held in the Collection Account as a result of the proviso in the preceding sentence ("Unallocated Principal Collections") shall be paid to the Depositor at the time the Depositor's Amount exceeds zero; provided, however, that any Unallocated Principal Collections on deposit in the
--------  -------
Collection Account at any time during which any Principal Sharing Series is in its Accumulation Period, Amortization Period or Early Amortization Period shall be deemed to be Shared Principal Collections and shall be allocated and distributed in accordance with Section 4.04 and the terms of each Supplement.

          The payments to be made to the Depositor pursuant to this Section 4.03(c) do not apply to deposits to the Collection Account or other amounts that do not represent Collections, including Miscellaneous Payments, payment of the purchase price for Receivables pursuant to Section 2.06 or 10.01, proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.02 or
12.02 or payment of the purchase price for the Certificateholders' Interest of a specific Series pursuant to the related Supplement.

          (d) If the Depositor so designates, the Principal Receivables in Additional Accounts added during any Monthly Period having an Additional Cut-Off Date as of any day during the preceding Monthly Period shall be treated as Principal Receivables outstanding on and after such Additional Cut-Off Date for purposes of calculating the Floating Allocation Percentage and Principal Allocation Percentage for the Monthly Period in which such Additional Accounts are added. Any such recalculation of the Floating Allocation Percentage and Principal Allocation

Percentage for a Monthly Period shall be effective only on and after the Addition Date, but the Servicer shall determine the amounts of Collections and the Defaulted Amounts which would have been allocated to the Certificateholders' Interest of each Series for the portion of such Monthly Period preceding such Addition Date as if such recalculated Floating Allocation Percentage and Principal Allocation Percentage had been in effect and shall adjust the amounts to be allocated for the remainder of such Monthly Period so that the amounts allocated to the Certificateholders' Interest of each Series and the Depositor's Interest are equal to the amounts which would have been allocated to them if such recalculated percentages had been in effect for the entire Monthly Period.

          Section 4.04.  Shared Principal Collections.  On each Distribution
                         -----------------------------
Date, (a) the Servicer shall allocate Shared Principal Collections to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) the Servicer shall withdraw from the Collection Account or the Excess Funding Account and pay to the Depositor an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables and Miscellaneous Payments which the related Supplements or this Agreement specify are to be treated as "Shared Principal Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Principal Sharing Series which the related Supplements specify are "Principal Shortfalls" for such Distribution Date; provided, however, that, if, on any Distribution Date, either (i) the
      --------  -------
Depositor's Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) is less than or equal to the Required Depositor's Interest, or (ii) the aggregate amount of Principal Receivables in the Trust (determined after giving effect to any Principal Receivables transferred to the Trust on such date) is less than the Required Principal Balance, the Servicer will not distribute to the Depositor any Shared Principal Collections then on deposit in the Collection Account that otherwise would be distributed to the Depositor, but shall deposit such funds in the Excess Funding Account.

          Section 4.05.  Excess Finance Charges.  On each Distribution Date, (a)
                         -----------------------
the Servicer shall allocate Excess Finance Charges with respect to the Series in a Group to each Series in such Group, pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Series and (b) the Servicer shall withdraw (or shall instruct the Trustee to withdraw) from the Collection Account and pay to the Depositor an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series in a Group of the amounts which the related Supplements specify are to be treated as "Excess Finance Charges" for such Distribution Date over (y) the aggregate amount for all outstanding Series in such Group which the related Supplements specify are "Finance Charge Shortfalls" for such Distribution Date; provided, however, that, if, on any
                                        --------  -------
Distribution Date, either (i) the Depositor's Amount for such Distribution Date (determined after giving effect to any Principal Receivables transferred to the Trust on such date and Shared Principal Collections deposited in the Excess Funding Account on such date) is less than or equal to the Required Depositor's Interest, or (ii) the aggregate amount of Principal Receivables in the Trust (determined after giving effect to any Principal Receivables transferred to the Trust on such date and any Shared Principal Collections deposited in the Excess Funding

Account on such Date) is less than the Required Principal Balance, the Servicer will not distribute to the Depositor any Excess Finance Charges then on deposit in the Collection Account that otherwise would be distributed to the Depositor, but shall deposit such funds in the Excess Funding Account; provided further,
                                                            -------- -------
however, that the sharing of Excess Finance Charges among Series in a Group will
-------
continue only until such time, if any, at which the Depositor shall deliver to the Trustee an Officer's Certificate to the effect that, in the reasonable belief of the Depositor, the continued sharing of Excess Finance Charges among Series in any Group would have adverse regulatory implications with respect to the Depositor. Following the delivery by the Depositor of such an Officer's Certificate to the Trustee there will not be any further sharing of Excess Finance Charges among Series in any Group.


                                   ARTICLE V

                         Distributions and Reports to
                         ----------------------------
                              Certificateholders
                              ------------------

          Distributions shall be made to, and reports shall be provided to, Certificateholders as set forth in the applicable Supplement.

                                  ARTICLE VI

                               The Certificates
                               ----------------

          Section 6.01.  The Certificates.  The Investor Certificates of any
                         ----------------
Series or Class may be issued in bearer form ("Bearer Certificates") with attached interest coupons and any other applicable coupon (collectively, the "Coupons") or in fully registered form ("Registered Certificates") and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The Depositor's Certificate will be issued in registered form, substantially in the form of Exhibit A and shall upon issue, be executed and delivered by the Depositor to the Trustee for authentication and redelivery as provided in Section 6.02. Except as otherwise provided in Section 6.03 or in any Supplement, Bearer Certificates shall be issued in minimum denominations of $1,000 and Registered Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single certificate evidencing the aggregate original principal amount of such Series or Class as described in Section 6.13. The Depositor's Certificate shall be a single certificate and shall initially represent the entire Depositor's Interest. Each Certificate shall be executed by manual or facsimile signature of behalf of the Depositor by its respective President or any Vice President. Certificates bearing the manual or facsimile signature on an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Depositor shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No

Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Bearer Certificates shall be dated the Series Issuance Date. All Registered Certificates and the Depositor's Certificate shall be dated the date of their authentication.

          Section 6.02.  Authentication of Certificates.  The Trustee shall
                         ------------------------------
authenticate and deliver the Investor Certificates of each Series and Class that are issued upon original issuance to or upon the order of the Depositor against payment to the Depositor of the purchase price therefor. The Trustee shall authenticate and deliver the Depositor's Certificate to the Depositor simultaneously with its delivery of the Investor Certificates of the first Series to be issued hereunder. If specified in the related Supplement for any Series or Class, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof.

          Section 6.03.  New Issuances.  (a)  The Depositor may from time to
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time direct the Trustee, on behalf of the Trust, to authenticate one or more new Series of Investor Certificates. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

          (b) On or before the Series Issuance Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The obligation of the Trustee to authenticate the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

          (i) on or before the fifth Business Day immediately preceding the Series Issuance Date, the Depositor shall have given the Trustee, the Servicer, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement notice of such issuance and the Series Issuance Date;

         (ii) the Depositor shall have delivered to the Trustee the related Supplement, in form and substance satisfactory to the Trustee, executed by each party hereto other than the Trustee;

        (iii) the Depositor shall have delivered to the Trustee any related Enhancement Agreement executed by each of the parties thereto, other than the Trustee;

         (iv) the Depositor shall have received written notice from each Rating Agency that such issuance will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee;

          (v) the Depositor shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer's Certificate of the Depositor, dated the Series Issuance Date, to the effect that the Depositor reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series;

         (vi) the Depositor shall have delivered to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement a Tax Opinion, dated the Series Issuance Date, with respect to such issuance; and

        (vii) the Depositor shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer's Certificate of the Depositor, dated the Series Issuance Date to the effect that the Depositor's Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than the Specified Percentage of the total amount of Principal Receivables, in each case as of the Series Issuance Date, and after giving effect to such issuance.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and authenticate the Investor Certificates of such Series upon execution thereof by the Depositor.

          (c) The Depositor may surrender the Depositor's Certificate to the Trustee in exchange for a newly issued Depositor's Certificate and one or more additional certificates (each a "Supplemental Certificate"), the terms of which shall be defined in a Supplement (which Supplement shall be subject to Section 13.01(a) to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Depositor (or the holder of a Supplemental Certificate, in the case of the transfer of exchange thereof, as provided below), upon satisfaction of the following conditions:

          (i) the Depositor shall have received written notice from each Rating Agency that such exchange (or transfer or exchange as provided below) will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee; and

         (ii) the Depositor shall have delivered to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided in the next sentence), with respect thereto.

Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (i) and (ii) above.

          Section 6.04.  Registration of Transfer and Exchange of Certificates.
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(a) The Trustee shall cause to be kept at the Corporate Trust Office to be maintained in accordance with the provisions of Section 11.16 a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Transfer Agent and Registrar shall initially be the Trustee, and any co-transfer agent and co-registrar chosen by the Depositor and acceptable to the Trustee, including, if and so long as any Series or Class is listed on a European stock exchange (including the Luxembourg Stock Exchange) and such exchange shall so require, a co-transfer agent and co-registrar in the city of such exchange. So long as any Investor Certificates are outstanding, the Depositor shall maintain a co-transfer agent and co-registrar in New York City. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

          The Trustee may revoke such appointment and remove any Transfer Agent and Registrar if the Trustee determines in its sole discretion that such Transfer Agent and Registrar failed to perform its obligations under this Agreement in any material respect. Any Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Depositor, the Trustee and the Servicer; provided, however, that such
                                                --------  -------
resignation shall not be effective and such Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Depositor has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Trustee.

          Subject to paragraph (c) below, upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Certificates (of the same Series and Class) in authorized demoninations of like aggregate fractional undivided interests in the Certificateholders' Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

          At the option of a Registered Certificateholder, Registered Certificates (of the same Series and Class) may be exchanged for other Registered Certificates of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Registered Certificates to be exchanged at any such office or agency; Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates. At the option of the Holder of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates (of the same Series and Class) of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided that any Bearer Certificate, so surrendered after
                   --------
the close of business on the Record Date preceding the relevant payment date or distribution date after the expected final payment date need not have attached the Coupon relating to such payment date or distribution date (in each case, as specified in the applicable Supplement).

          Whenever any Investor Certificates are so surrendered for exchange, the Depositor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States) the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Investor Certificateholder or the attorney-in-fact thereof duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

          All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner customary and satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to the Depositor. Such certificate shall also state that a certificate or certificates of a Foreign Clearing Agency to the effect referred to in Section
6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Euro-Certificates.

          The Depositor shall execute and deliver to the Trustee Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement, each Supplement and the Certificates.

          (b) The Transfer Agent and Registrar will maintain at the Transfer Agent and Registrar's expense (or at the co-transfer agent and co-registrar's expense) in each of the Borough of Manhattan, The City of New York, and if and so long as any Series or Class is listed on a European stock exchange (including the Luxembourg Stock Exchange), then in the city of such exchange, an office or agency where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

          (c) (i) Registration of transfer of Investor Certificates containing a legend substantially to the effect set forth on Exhibit E-1 shall be effected only if such transfer (x) is made pursuant to an effective registration statement under the Act, or is exempt from the registration requirements under the Act, and (y) is made to a Person which is not an employee benefit plan, trust or account, including an individual retirement account, that is subject to ERISA or that is described in Section 4975(e)(1) of the Code or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Act, the transferor or the transferee shall deliver, at its expense, to the Depositor, the Servicer and the Transfer Agent and Registrar an investment letter from the transferee, substantially in the form of the investment and ERISA representation letter attached hereto as Exhibit E-2, and no registration of transfer shall be made until such letter is so delivered.

          Investor Certificates issued upon registration or transfer of, or Investor Certificates issued in exchange for, Investor Certificates bearing the legend referred to above shall also bear such legend unless the Depositor, the Servicer, the Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.

          Whenever an Investor Certificate containing the legend referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer and shall be entitled to receive instructions signed by a Servicing Officer prior to registering any such transfer. The Depositor hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause (i).

          (ii) Registration of transfer of Investor Certificates containing a legend to the effect set forth on Exhibit E-3 shall be effected only if such transfer is made to a Person which is not a Benefit Plan. By accepting and holding any such Investor Certificate, an Investor Certificateholder shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in a Book-Entry Certificate which contains such legend, a Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan.

          (iii) If so requested by the Depositor, the Trustee will make available to any prospective purchaser of Investor Certificates who so requests, a copy of a letter provided to the Trustee by or on behalf of the Depositor relating to the transferability of any Series or Class to a Benefit Plan.

          Section 6.05.  Mutilated, Destroyed, Lost or Stolen Certificates.   If
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(a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer

Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar, the Depositor, the Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Depositor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate fractional undivided interest. In connection with the issuance of any new Certificate under this Section, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificate, older of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time and any holder of the lost, stolen, or destroyed Certificate shall no longer be entitled to any of the rights or benefits hereunder.

          Section 6.06. Persons Deemed Owners.  The Trustee, the Paying
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Agent, the Depositor, the Servicer, the Transfer Agent and Registrar and any agent of any of them may (a) prior to due presentation of a Registered Certificate for registration of transfer, treat the Person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever, and (b) treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever; and, in any such case, neither the Trustee, the Paying Agent, the Depositor, the Servicer, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Depositor, the Servicer, any other holder of the Depositor's Certificate, the Trustee or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Depositor, the Servicer, any other holder of the Depositor's Certificate or any Affiliate thereof.

          Section 6.07. Appointment of Paying Agent.  The Paying Agent
                        ---------------------------
shall make distributions to Investor Certificateholders from the Collection Account or any applicable Series Account pursuant to the provisions of the applicable Supplement and shall report he amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account or any applicable Series Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement or any Supplement in any material respect. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Depositor and acceptable to the Trustee, including, if and so long as any Series or Class is listed on a European stock exchange (including the Luxembourg Stock Exchange) and such exchange so requires, a co-paying agent in the city exchange or another western European city. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Trustee and the Depositor. In the event that any Paying Agent shall resign, the Depositor shall appoint a successor to act as Paying Agent, reasonably acceptable to the Trustee. The initial and each successor or additional Paying Agent shall execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that (i) it will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the
Investor: Certificateholders entitled thereto until such sums shall be paid to such Investor Certificateholders and (ii) during the continuance of any Pay-Out Event or Servicer Default, upon the written request of the Trustee, it will forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Investor Certificates. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. If and for so long as the Trustee shall act as Paying Agent, the provisions of Sections 11.01, 11.02, 11.03 and 11.05 shall apply to the Trustee also in its role as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

          Section 6.08. Access to List of Registered Certificateholders
                        -----------------------------------------------
Names and Addresses.  The Trustee will furnish or cause to be furnished by the
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Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor, a list in such form as the Servicer or the Paying Agent may reasonably enquire, of the names and addresses of the Registered Certificateholders. If any Holder or group of Holders of Investor Certificates of any Series or all outstanding Series, as the case may be, evidencing not less than 33% of the aggregate unpaid principal amount of such Series or all outstanding Series, as applicable (the "Applicants"), apply to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders with respect to their rights under this Agreement or any Supplement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Certificateholders of such Series or all outstanding Series, as applicable, held by the Trustee, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants request.

          Every Registered Certificateholder, by receiving and holding a Registered Certificate, agrees with the Trustee that neither the Trustee, the Depositor, the Servicer, the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered
Certificateholders hereunder, regardless of the sources from which such information was derived.

          Section 6.09. Authenticating Agent.  (a) The Trustee may appoint one
                        --------------------
or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be reasonably acceptable to the Depositor and the Servicer.

          (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent. An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Depositor. The Trustee may at any time terminate the agency of an authenticating agent by giving written notice of termination to such authenticating agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Depositor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Depositor. The Depositor agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section. The provisions of Sections 11.0l, 11.02 and 11.03 shall be applicable to any authenticating agent.

          (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

          This is one of the Certificates described in the Pooling and Servicing Agreement.

                                         __________________________________

                                         __________________________________
                                               as Authenticating Agent
                                                 for the Trustee,

                                         by _______________________________
                                                Authorized Officer

          Section 6.10.  Book-Entry Certificates.  Unless otherwise specified in
                         -----------------------
the related Supplement for any Series or Class, the Investor Certificates, upon original issuance, shall be issued in the form of one or more typewritten Investor Certificates representing the Book-Entry Certificates, to be delivered to the Clearing Agency, by, or on behalf of, the Depositor. The Investor Certificates shall initially be registered on the Certificate Register in the name of the Clearing Agency or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates ("Definitive Certificates") have been issued to the applicable Certificate Owners pursuant to
Section 6.12 or as otherwise specified in any such Supplement:

          (a) the provisions of this Section shall be in full force and effect;

          (b) the Depositor, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Certificate Owners;

          (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

          (d) the rights of the respective Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Cleaning Agency Participants. Pursuant to the Depositary Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.12, the Clearing Agency will make book-entry transfers, the Clearing Agency Participants and receive and transmit distributions of and interest on the related Investor Certificates to such Clearing Agency Participants.

          For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Investor Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of Investor Certificates, such direction or consent may be given by Certificate Owners (acting through the Clearing Agency and the Clearing Agency Participants) owning Investor Certificates evidencing the requisite percentage of principal amount of Investor Certificates.

          Section 6.11.  Notices to Clearing Agency.  Whenever any notice or
                         --------------------------
other communication is required to be given to Investor Certificateholders of any Series or Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the applicable Clearing Agency.

          Section 6.12.        Definitive Certificates.  If Book-Entry
                               -----------------------
Certificates have been issued with respect to any Series or Class and (a) the Depositor advises the Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depositary Agreement with respect to such Series or Class and the Trustee or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to such Series or Class through the Clearing Agency or (c) after the occurrence of a Servicer Default, Certificate Owners of such Series or Class evidencing more than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and the Clearing Agency through the Clearing Agency Participants that the continuation of a book-entry system with respect to the Investor Certificates of such Series or Class through the Clearing Agency is no longer in the best interests of the Certificate Owners with respect to such Certificates, then the Trustee shall notify all Certificate Owners of such Certificates, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of any such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Depositor shall execute and the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Investor Certificateholders hereunder.

          Section 6.13.  Global Certificate; Exchange Date. (a)  If specified in
                         ---------------------------------
the related Supplement for any Series or Class, the Investor Certificates for such Series or Class will initially be issued in the form of a single temporary global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the entire aggregate principal amount of such Series or Class substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. The Global Certificate will be executed by the Depositor and authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged as described below for Bearer or Registered Certificates in definitive form (the "Definitive Euro-Certificates").

          (b) The Manager shall, upon its determination of the date of completion of the distribution of the Investor Certificates of such Series or Class, so advise the Trustee, the Depositor, the Depositaries, and each Foreign Clearing Agency forthwith. Without unnecessary delay, but in any event not prior to the Exchange Date, the Depositor will execute and deliver to the Trustee at its London office or its designated agent outside the United States definitive Bearer Certificates in an aggregate principal amount equal to the entire aggregate principal amount of such Series or Class. All Bearer Certificates so issued and delivered will have Coupons attached. The Global Certificate may be exchanged for an equal aggregate principal amount of Definitive Euro-Certificates only on or after the Exchange Date. An institutional investor that is a U.S. Person may exchange the portion of the Global Certificate beneficially owned by it only for an equal aggregate principal amount of Registered Certificates bearing the applicable legend set forth in the form of Registered Certificate attached to the related Supplement and having a minimum denomination of $500,000, which may be in temporary form if the Depositor so elects. The Depositor may waive the $500,000 minimum denomination requirement if it so elects. Upon any demand for exchange for Definitive Euro-Certificates in accordance with this paragraph, the Depositor shall cause the Trustee to authenticate and deliver the Definitive Euro-Certificates to the Holder (x) outside the United States, in the case of Bearer Certificates, and (y) according to the instructions of the Holder, in the case of Registered Certificates, but in either case only upon presentation to the Trustee of a written statement. Substantially in the form of Exhibit G-1 with respect to the Global Certificate or portion thereof being exchanged signed by a Foreign Clearing Agency and dated on the Exchange Date or a subsequent date, to the effect that it has received in writing or by tested telex a certification substantially in the form of (i) in the case of beneficial ownership of the Global Certificate or a portion thereof being exchanged by a United States institutional investor pursuant to the second preceding sentence, the certificate in the form of Exhibit G-2 by the Manager which sold the relevant Certificates or (ii) in all other cases, the certificate in the form of Exhibit G-3, the certificate referred to in this clause (ii) being dated on the earlier of the first actual payment of interest in respect of such Certificates and the date of the delivery of such Certificate in definitive form. Upon receipt of such certification, the Trustee shall cause the Global Certificate to be endorsed in accordance with paragraph (d) below. Any exchange as provided in this Section shall be made free of charge to the holders and the beneficial owners of the Global Certificate and to the beneficial owners of the Definitive Euro-certificates issued in exchange, except that a person receiving Definitive Euro-certificates must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such Definitive Euro-Certificates in person at the offices of a Foreign Clearing Agency.

          (c) The delivery to the Trustee by a Foreign Clearing Agency of any written statement referred to above may be relied upon by the Depositor and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such Foreign Clearing Agency pursuant to the terms of this Agreement.

          (d) Upon any such exchange of all or a portion of the Global Certificate for a Definitive Euro-Certificate or Certificates, such Global Certificate shall be endorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Definitive Euro-Certificate or Certificates. Until so exchanged in full, such Global Certificate shall in all respects be entitled to the same benefits under this Agreement as Definitive Euro-Certificates authenticated and delivered hereunder except that the beneficial owners of such Global Certificate shall not be entitled to receive payments of interest on the Certificates until they have exchanged their beneficial interests in such Global Certificate for Definitive Euro-Certificates.

          Section 6.14.  Meetings of Certificateholders.  (a)  If at the time
                         ------------------------------
any Bearer Certificates are issued and outstanding with respect to any Series or Class to which any meeting described below relates, the Servicer or the Trustee may at any time call a meeting of Investor Certificateholders of any Series or Class or of all Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of any covenant or condition set forth in, this Agreement, any Supplement or the Investor Certificates or of taking any other action permitted to be taken by Investor Certificateholders hereunder or under any Supplement. Notice of any meeting of Investor Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 13.05(b), the first mailing and publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Investor Certificateholders a person shall be (i) a Holder of one or more Investor Certificates of the applicable Series or Class or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more such Investor Certificates. The only persons who shall be entitled to be present or to speak at any meeting of Investor Certificateholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Depositor, the Servicer and the Trustee and their respective counsel.

          (b) At a meeting of Investor Certificateholders, persons entitled to vote Investor Certificates evidencing a majority of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days; in the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote Investor Certificates evidencing at least 25% of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding applicable Investor Certificates which shall constitute a quorum.

          (c) Any Investor Certificateholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such
                                                              --------
Investor Certificateholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.01, any resolution passed or decision taken at any meeting of Investor Certificateholders duly held in accordance with this Section shall be binding on all Investor Certificateholders whether or not present or represented at the meeting.

          (d) The holding of Bearer Certificates shall be proved by the production of such Bearer Certificates or by a certificate, satisfactory to the Servicer, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Servicer. Each such certificate shall be dated and shall state that on the date thereof a Bearer Certificate bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Certificates specified therein. The holding by the person named in any such certificate of any Bearer Certificate specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Certificate shall be produced, (ii) the Bearer Certificate specified in such certificate shall be produced by some other person or (iii) the Bearer Certificate specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Trustee.

          (e) The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of Investor Certificates evidencing a majority of the aggregate unpaid principal amount of Investor Certificates of the applicable Series or Class or all outstanding Series, as the case may be, represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Investor Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as an Investor Certificateholder or proxy. Any meeting of Investor Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

          (f) The vote upon any resolution submitted to any meeting of Investor Certificateholders shall be by written ballot on which shall be subscribed the signatures of Investor

Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Investor Certificates held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Investor Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates delivered to the Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                  ARTICLE VII

                    Other Matters Relating to the Depositor
                    ---------------------------------------

          Section 7.01.  Liability of the Depositor.  The Depositor shall be
                         --------------------------
liable in all respects for the obligations, covenants, representations and warranties of the Depositor arising under or related to this Agreement or any Supplement. The Depositor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Depositor.

          Section 7.02.  Merger or Consolidation of, or Assumption of the
                         ------------------------------------------------
Obligations of, the Depositor.  (a)  The Depositor shall not consolidate with or
-----------------------------
merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

                (i) (x) the corporation formed by such consolidation or into which the Depositor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Depositor substantially as an entirety shall be, if the Depositor is not the surviving entity, a corporation, banking corporation or banking association organized and existing under the laws of the United States and, if the Depositor is not the surviving entity, such corporation, banking corporation or banking association shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant and obligation of the Depositor hereunder, including its obligations under Section 7.04; and (y) the Depositor has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section, that such supplemental agreement is a legal, valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and if applicable, the rights of creditors of state banking corporations or associations or national banking associations, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and an Officer's Certificate stating that all conditions precedent herein provided for relating to such transaction have been complied with;

                (ii) if the surviving entity is a Non-Code Entity, the Depositor shall have delivered written notice of such consolidation, merger conveyance or transfer to each Rating Agency or, if the surviving entity is not a Non-Code Entity, the Depositor shall have received written notice from each Rating Agency that such consolidation, merger, conveyance or transfer will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee; and

                (iii) the Depositor shall have delivered to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto.

          (b) The obligations of the Depositor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Depositor hereunder except in each case in accordance with the provisions of the foregoing paragraph.

          Section 7.03.  Limitations on Liability of the Depositor.  Subject to
                         -----------------------------------------
Sections 7.01 and 7.04, neither the Depositor nor any of the directors, officers, employees or agents of the Depositor acting in their capacities as Depositor shall be under any liability to the Trust, the Trustee, the Certificateholders, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in their capacities as Depositor pursuant to this Agreement; provided, however, that this
                                                    --------  -------
provision shall not protect the Depositor or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Depositor) respecting any matters arising hereunder.

          Section 7.04.  Liabilities.  Notwithstanding Section 7.03 (and
                         -----------
notwithstanding Sections 8.03 and 8.04), by entering into this Agreement, the Depositor agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those incurred by an Investor Certificateholder in the capacity of an investor in the

Investor Certificates or those which arise from any action by any Investor Certificateholder) arising out of or based on the arrangement created by this Agreement and the actions of the Servicer taken pursuant hereto as though this Agreement created a partnership under the New York Uniform Partnership Act in which the Depositor was a general partner. In the event of the appointment of a Successor Servicer, the Successor Servicer will (from its own assets and not from the assets of the Trust) indemnify and hold harmless the Depositor against and from any losses, claims, damages and liabilities of the Depositor as described in this Section arising from the actions or omissions of such Successor Servicer.


                                 ARTICLE VIII

                     Other Matters Relating to the Servicer
                     --------------------------------------

          Section 8.01.Servicer.  The Servicer shall be liable under this
                       --------
Article only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

          Section 8.02.  Merger or Consolidation of, or Assumption of the
                         ------------------------------------------------
Obligations of, the Servicer.  The Servicer shall not consolidate with or merge
----------------------------
into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (a) (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation, banking corporation or banking association organized and existing under the laws of the United States and, if the Servicer is not the surviving entity, such corporation, banking corporation or banking association shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder;

          (ii) the Servicer had delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section, that such supplemental agreement is a legal, valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and, if applicable, the rights of creditors of state banking corporations or associations or national banking associations, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and an Officer's Certificate stating that all conditions precedent herein provided for relating to such transaction have been complied with;

          (b) if the surviving entity is a Non-Code Entity, the Depositor shall have delivered written notice of such consolidation, merger conveyance or transfer to each Rating Agency or, if the surviving entity is not a Non-Code Entity, the Depositor shall have received written notice from each Rating Agency that such assignment and succession will not have a Ratings Effect and shall have delivered copies of each such notice to the Depositor and the Trustee; and

          (c) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer.

          Section 8.03.  Limitation on Liability of the Servicer and Others.
                         --------------------------------------------------
Except as provided in Section 8.04, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer in its capacity as Servicer shall be under any liability to the Trust, the Trustee, the Certificateholders, any Series Enhancer or any other person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision
                                     --------  -------
shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may require it to incur any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Certificateholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

          Section 8.04.  Servicer Indemnification of the Trust and the Trustee.
                         -----------------------------------------------------
The Servicer shall indemnify and hold harmless the Trustee and its directors, officers, employees, and agents against any loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under this Agreement and any Supplement, including those arising from acts of omissions of the Servicer pursuant to this Agreement, and including but not limited to any judgement, award, settlement reasonable attorney's fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer
                                        --------  -------
shall not indemnify the Trustee or its directors, officers, employees or agents if such acts, omission or alleged acts or omissions constitute fraud, negligence or willful misconduct by the Trustee. Indemnification pursuant to this Section shall not be payable from the Trust Assets.

          Section 8.05.  The Servicer Not To Resign.  The Servicer shall not
                         --------------------------
resign from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under Requirements of the Law (other than the charter and by-laws of the Servicer) and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under such Requirements of Law (other than the charter and bylaws of the Servicer)or (b) upon the assumption, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, of the obligations and duties of the Servicer hereunder by any of its Affiliates or by any other entity the appointment of which shall have satisfied the Rating Agency Condition and, in either case, qualifies as an Eligible Servicer. Any determination permitting the resignation of the Servicer shall be evidenced by an Officer's Certificate and an Opinion of Counsel to such effect delivered to the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02. If within 120 days of the date of the determination that the Servicer may no longer act as Servicer and the Trustee is unable to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card accounts and who has the ability to service the Receivables as the Successor Servicer hereunder. The Trustee shall give prompt written notice of such appointment to each Rating Agency and each Series Enhancer entitled hereto under the terms of the applicable supplement upon the appointment of a Successor Servicer.

          Section 8.06.Access to Certain Documentation and Information Regarding
                       ---------------------------------------------------------
the Receivables.  The Servicer shall provide to the Trustee access to the
---------------
documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Certificateholders or by Requirements of Law to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and (d) at the Servicer's principal office or at the Servicer's office in the continental United States where the documentation regarding the Accounts and the Receivables normally is kept. Nothing in this Section shall derogate from the obligation of the Depositor, the Trustee and the Servicer to observe any Requirements of Law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section as a result of such Requirements of Law shall not constitute a breach of this Section.

          Section 8.07.  Delegation of Duties.  In the ordinary course of
                         --------------------
business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Lending Guidelines; provided, however, that in the case of significant delegation to a
            --------  -------
Person other than any Affiliate of the Depositor, (i) at least 30 days prior written notice shall be given to the Trustee, each Rating Agency and each Series Enhancer entitled thereto pursuant to the relevant Supplement, of such delegation and (ii) at or prior to the end of such 30-day period the Servicer shall not have received a notice in writing from a Rating Agency that such delegation will have a Ratings Effect. Any such delegation shall not relieve the

Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.05 hereof.

          Section 8.08.  Examination of Records.  The Depositor and the Servicer
                         ----------------------
shall clearly and unambiguously indicate in their computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trustee, on behalf of the Trust, pursuant to this Agreement for the benefit of the Certificateholders. The Depositor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.


                                  ARTICLE IX

                                Pay Out Events
                                --------------

           Section 9.01.       Pay Out Events.  If any one of the following
                               --------------
events shall occur with respect to any Series:

           (a) the Depositor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Depositor or of or relating to all or substantially all of its property, or a decree order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Depositor; or the Depositor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such event, an "Insolvency Event");

           (b) the Trust shall become an "investment company" within the meaning of the Investment Company Act; or

           (c) any event specified in the relevant Supplement as a Pay Out Event with respect to such Series;

then, in the case of any such event, a Pay Out Event shall occur with respect to such Series without any notice or other action on the part of the Trustee or the Investor Certificateholders, immediately upon the occurrence of such event.

          Section 9.02.        Additional Rights upon the Occurrence of Certain
                               ------------------------------------------------
Events.  (a) If an Insolvency Event occurs with respect to the Depositor or the
------
Depositor violates Section 2.07(c) for any reason, the Depositor shall on the day any such Insolvency Event or violation occurs (the

"Appointment Date"), immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and Collection in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be a part of the Trust. Within 15 days after receipt of such notice by the Trustee of the occurrence of such Insolvency Event or violation of Section 2.07(c), the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event or violation has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and (ii) give notice to Investor Certificateholders and each Series Enhancer entitled thereto pursuant to the relevant Supplement describing the provisions of this Section and requesting instructions from such Holders.
Unless the Trustee shall have received instructions within 90 days from the date notice pursuant to clause (i) above is first published from (x) Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, with respect to any Series with two or more Classes, of each Class, to the effect that such Investor Certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables Transferred to the Trust as before such Insolvency Event or violation, (y) to the extent provided in the relevant Supplement, the Series Enhancer with respect to such Series, to such effect, and (z) each holder (other than the Depositor with respect to which the Insolvency Event occurred) of the Depositor's Certificate to such effect, the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain and conclusively rely upon a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Section 9.01 and 9.02 shall not be deemed to be mutually exclusive. References to the Depositor in this Section 9.02 include any Additional Depositor.

          (a) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to paragraph (a) ("Insolvency Proceeds") shall be immediately deposited in the Collection Account. The Trustee shall determine conclusively the amount of the Insolvency Proceeds which are deemed to be Finance Charge Receivables and Principal Receivables. The Insolvency Proceeds shall be allocated and distributed to Investor Certificateholders in accordance with Article IV and the terms of each Supplement and the Trust shall terminate immediately thereafter.

                                   ARTICLE X

                               Servicer Defaults
                               -----------------

          Section 10.01.  Servicer Defaults.  If any one of the following events
                          -----------------
(a "Servicer Default") shall occur and be continuing:

          (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to the terms of this Agreement or any Supplement on or before the date, occurring ten Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement;

          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement which has a material adverse effect on the interests hereunder of the Investor Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing not less than 33% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such failure that does not relate to all Series, 33% of the aggregate unpaid principal amount of all Series to which such failure relates); or the Servicer shall delegate its duties under this Agreement except as permitted by Section 8.02 and 8.07, a Responsible officer,of the Trustee as actual knowledge of such delegation and such delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Certificates;

          (c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect in any material respect when made, which has a material adverse effect on the rights of the Investor Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates, evidencing not less than 33% of the aggregate unpaid principal amount of all Investor Certificates (with respect to any such representation, warranty or certification that does not relate to all Series, 33% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates); or

          (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Series, by written notice then given to the Servicer (and to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement and in and to the Receivables and the proceeds thereof; provided, however, that if within 60 days of receipt of a
                      --------  -------
Termination Notice the Trustee does not receive any bids from Eligible Servicers in accordance with Section 10.02(c) to act as a Successor Servicer and receives an Officer's Certificate of the Servicer or the Depositor, to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Trustee shall grant a right of first refusal to the Depositor which would permit the Depositor to purchase the Certificateholders Interest on the Distribution Date in the next calendar month. The Trustee shall first solicit bids from unaffiliated third parties and, if at least two bids are obtained, the Trustee will offer the right of first refusal to the Depositor at a purchase price equal to the higher of such bids so long as such purchase price is at least equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. If the Depositor does not exercise its right of first refusal, the Trustee may sell the Certificateholders' Interest to the highest bidder, so long as the purchase price is at least equal to the amount described in the preceding sentence. The Depositor shall notify the Trustee prior to the Record Date for the Distribution Date of the purchase if it is exercising such right. If it exercises such right, the Depositor shall deposit the purchase price into the Collection Account not later than 12:00 noon New York City time, on the Transfer Date immediately preceding such Distribution Date in immediately available funds.
The purchase price shall be allocated and distributed to Investor Certificateholders in accordance with Article IV and the terms of each Supplement.

          After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer (a "Service Transfer") and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and as such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require the Servicer to disclose to the Successor Servicer Information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall been necessary to protect its interests.

          Notwithstanding the foregoing, any delay in or failure of performance under Section 10.01(a) for a period of five Business Days or under Section 10.01(b) or (c) or a period of 90 days (in addition to any period provided in Section 10.01(a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five Business Days or 90 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and any Supplement and the Servicer shall provide the Trustee, each Rating Agency, any Series Enhancer entitled thereto pursuant to the relevant Supplement, each Holder of the Depositor's Certificate and the Investor Certificateholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts, to so perform its obligations.

          Section 10.02. Trustee To Act; Appointment of Successor.  (a) On and
                         ----------------------------------------
after the receipt by the Servicer of a Termination Notice pursuant to
Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee or until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer ad a successor service (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an Affiliate of the Trustee or agent in accordance with

Sections 3.01(b) and 8.07. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card receivables and who has the ability to service the Receivables as the Successor Servicer hereunder. The Trustee shall give prompt notice of such appointment to each Rating Agency and each Series Enhancer entitled thereto pursuant to the applicable Supplement upon the appointment of a Successor Servicer.

          (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

          (c) In connection with any Termination Notice, the Trustee will solicit bids from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series; provided, however, that the Depositor shall be responsible for payment of that
--------  -------
Depositor's portion of such aggregate Servicing Fees and that no such monthly compensation paid out of Collections shall be in excess of such aggregate Servicing Fees. Each holder of the Depositor's Certificate agrees that, if [Servicer Name] (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that the Depositor is entitled to receive pursuant to this Agreement or any Supplement shall be reduced by an amount sufficient to pay the Depositor's share (determined by reference to the Supplements with respect to any outstanding Series) of the compensation of the Successor Servicer.

          (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01 and shall pass to and be vested in the Depositor and, without limitation, the Depositor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Depositor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Depositor in such electronic form as the Depositor may reasonably request and shall transfer all other records, correspondence and documents to the Depositor in the manner and at such times as the Depositor shall reasonably request. To the extent that compliance with this Section 10.02 shall require the Successor Servicer to disclose to the Depositor information of any kind which the Successor Servicer reasonably deems to be confidential, the Depositor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem reasonably necessary to protect its interests.

          Section 10.03.  Notification to Certificateholders.  Within two
                          ----------------------------------
Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement and the Trustee shall give notice to the Investor Certificateholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article, the Trustee shall give prompt notice thereof to the investor Certificateholders.

                                  ARTICLE XI

                                  The Trustee
                                  -----------

          Section 11.01. Duties of Trustee. (a) The Trustee, prior to the
                         -----------------
occurrence of a Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall give prompt written notice to the Certificateholders of any material lack of conformity of any such instrument to the applicable requirements of this Agreement discovered by the Trustee which would entitle a specified percentage of the Certificateholders to take any action pursuant to this Agreement.

          (c) Subject to Section 11.01(a), no provision or this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct; provided,
                                                               --------
however, that:
-------

          (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the written direction of the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action that does not relate to all Series, more than 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action relates) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, any Holders of Investor Certificates evidencing not less than 33% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such failure that does not relate to all Series, not less than 33% of the aggregate unpaid principal amount of all Investor Certificates of all Series to which such failure relates, or the Series Enhancers for all Series to which such failure relates).

          (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder or thereunder, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

          (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to (i) impair the interests of the Trust in any Receivable now existing or hereafter created or (ii) impair the value of any Receivable now existing or hereafter created.

          (f) The Trustee shall have no power to vary the corpus of the Trust, except as expressly provided in this Agreement.

          (g) Subject to Section 11.01(d), in the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated as soon as possible upon knowledge of a Responsible officer, thereof and receipt of appropriate records, if any, to perform such obligation, duty or agreement in the manner so required.

          (h) If the Depositor has agreed to transfer any of its receivables (other than the Receivables) to another Person, upon the written request of the Depositor, the Trustee will enter into such intercreditor agreement with the transferee of such receivables as are customary and necessary to separately identify the rights of the Trust and such other Person in the Depositor's receivables; provided that the Trustee shall not be required to enter into any
             -------- ----
intercreditor agreement which could adversely affect the interests of the Certificateholders and, upon the request of the Trustee, the Depositor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

          Section 11.02.  Certain Matters Affecting theTrustee.  Except as
                          ------------------------------------
otherwise provided in Section 11.01:

          (a) the Trustee may conclusively rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

          (b) the Trustee may consult with counsel, and any advice of such counsel, or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of Counsel;

          (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Enhancement Agreement, or to institute, conduct or defend any litigation hereunder or thereunder or in relation to this Agreement or any Enhancement Agreement, at the request, order or direction of any of the Certifiateholders, pursuant to the provisions of this Agreement or any Enhancement Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured) to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing more than 33% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such matters that do not relate to all Series, 33% of the aggregate unpaid principal amount of the Investor Certificates of all series to which such matters relate);

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or any Supplement either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for the supervision of, or any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

          (g) except as may be required by subsection 11.01(a) hereof, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Depositor with its representations and warranties or for any other purpose; and

          (h) in the event that the Trustee is also acting as Paying Agent or Transfer Agent and Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article XI shall also be afforded to the Trustee when acting as Paying Agent or Transfer Agent and Registrar.

          Section 11.03. Trustee Not Liable for Recitals in Certificates.  The
                         -----------------------------------------------
Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the holders of the Depositor's Certificate in respect of the Receivables or deposited in or withdrawn from the Collection Account, any Series Accounts or any other accounts hereafter established to effectuate the transactions contemplated by this Agreement and in accordance with the terms of this Agreement.

          Section 11.04.  Trustee May Own Certificates.  Subject to Section
                          ----------------------------
6.06, the Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

          Section 11.05.  The Servicer To Pay Trustee's Fees and Expenses.   The
                          -----------------------------------------------
Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee (without reimbursement from the Collection Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Enhancement Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the provisions of this Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer.

          The obligations of the Servicer under Section 8.04 and this Section
11.05 shall survive the termination of the Trust and the resignation or removal of the Trustee.

          Section 11.06.  Eligibility Requirements for Trustee.  The Trustee
                          ------------------------------------
hereunder shall at all times be a bank or a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authority and maintain any credit or deposit rating required by any Rating Agency (as of the date hereof Baa3 for Moody 's). If such bank or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.06, the combined capital and surplus of such bank or corporation shall be deemed to be its confined capital and surplus as set forth in interest recent report of condition so published.
In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

          Section 11.07.  Resignation or Removal of Trustee.  (a)  The Trustee
                          ---------------------------------
may at any the resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor and the Servicer. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by the Servicer or the Depositor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, the Servicer shall remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which installment shall be delivered to the Trustee so removed and one copy to the successor trustee, provided however, that the Trustee shall not be liable for
                   -------- -------
any damages solely attributable to the acts or omissions of any Successor
Trustee.

          (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

          Section 11.08.  Successor Trustee. (a)  Any successor trustee
                          -----------------
appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Depositor, to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          (b) No successor trustee shall accept appointment as provided in this
Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section, such successor trustee shall provide notice of such succession hereunder to all Investor Certificateholders and the Servicer shall provide such notice each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement.

          Section 11.09. Merger or Consolidation of Trustee.  Any Person into
                         ----------------------------------
which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 11.10.  Appointment of Co-Trustee or Separate Trustee. (a)
                          ---------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trustee and to vest in such Person or Persons in such capacity and for the benefit of the certificateholders, such title to the Trust, or any part he other provisions of this thereof, and, subject to Section 11-10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable; provided, however, that the Trustee shall exercise due care in the
           --------  -------
appointment of any co-trustee. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 11.06 and no notice to

Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.08.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and be exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act) except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trustee or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely the direction of the Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

         (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Servicer.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 11.11.  Tax Returns.  In the event the Trust shall be required
                          -----------
to file tax returns, the servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed; the Trustee shall promptly sign such returns and deliver such returns after signature to the Servicer and such returns shall be filed by the Servicer. The Servicer in accordance with the terms of each Supplement shall also prepare or shall cause to be prepared such tax information as is required by United States law to be distributed to Investor Certificateholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Trustee or the Servicer (except as provided in Section 8.04) be liable for any liabilities, costs or expenses of the Trust or the Investor Certificateholders arising under any tax law, including Federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

          Section 11.12. Trustee May Enforce Claims without Possession of
                         ---------------------------------- -------------
Certificates. All rights of action and claims under this Agreement or the
------------
Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

          Section 11.13.  Suits for Enforcement. (a) If a Servicer Default shall
                          ---------------------
occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 10.01 and 11.14, proceed to protect and enforce its rights and.the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

          (b) If the FDIC, the RTC or any equivalent government agency or instrumentality or any designee of any of them shall have been appointed as receiver, conservator, assignee, trustee in bankruptcy or reorganization, liquidator, sequestrator or custodian with respect to the Depositor (the "receiver"), the Trustee shall, irrespective of whether the principal of any Series or Class of Investor Certificates shall then be due and payable:

          (i) unless prohibited by applicable law or regulation or unless under FIRREA the receiver is required to participate in the process as a defendant or otherwise, promptly take or cause to be taken any and all necessary or advisable commercially reasonable action as a secured creditor on behalf of the Certificateholders to recover, repossess, collect or liquidate the Receivables or any other Trust Assets on a "self-help basis or otherwise and exercise any rights or remedies of a secured party under the applicable UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Certificateholders;

          (ii) promptly, and in any case within any applicable claims bar period specified under FIRREA or otherwise, file and prove a claim or claims under FIRRFA or otherwise, by filing proofs of claim, protective proofs of claim or otherwise, for the whole amount of unpaid principal and interest in respect of the Investor Certificates and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Certificateholders allowed in any judicial, administrative, corporate or other proceedings relating to the Depositor, its creditors or its property, including any actions relating to the preservation of deficiency claims or for the protection against loss of any claim in the event the Trustee's or the Certificateholders status as secured creditors are successfully challenged; and

         (iii) Collect and receive any moneys or other property payable or deliverable on any such claims and distribute all amounts with respect to the claims of the Certificateholders to the Certificateholders as their interests may appear.

          (c) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Investor Certificates or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding; provided, however, that the Trustee may, on behalf of the Investor
            --------  -------
Certificateholders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditor's or other similar committee.

          Section 11.14.  Rights of Certificateholders to Direct Trustee.
                          ----------------------------------------------
Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all investor Certificates (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee relating to such proceeding; provided, however, that, subject to Section 11.01, the Trustee shall
            --------  -------
have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided,
                                                                    --------
further, that nothing in this Agreement shall impair the right of the Trustee to
-------
take any action deemed proper by the Trustee and which is not inconsistent with such direction.

          Section 11.15.  Representations and Warranties of Trustee.  The
                          --------------------------------- -------
Trustee represents and warrants as of each Closing Date that:

          (a) the Trustee is a banking corporation organized, existing and in good standing under the laws of the State of New York;

          (b) the Trustee has full power, authority and right to execute, deliver and perform this Agreement and such Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each Supplement; and

          (c) this Agreement and each Supplement has been duly executed and delivered by the Trustee.

          Section 11.16. Maintenance of Office or Agency.
                         -------------------------------
The Trustee will maintain at its expense an office or agency (the "Corporate Trust Office") where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served (a) in the Borough of Manhattan, The City of New York, in the case of Registered Certificates and Holders thereof, and (b) in London or Luxembourg, in the case of Bearer Certificates and Holders thereof, if and for so long as any Bearer Certificates are outstanding. The Corporate Trust Office shall initially be located at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group. The Trustee will give prompt notice to the Depositor, the Servicer and to Investor certificateholders of any change in the location of the Certificate Register or any such office or agency.

          Section 11.17.  Confidentiality.  Information provided by the
                          ---------------
Depositor to the Trustee related to the transaction effected hereunder, including all information related to the Obligors with respect to the Receivables and any computer software provided to the Trustee in connection with the transaction effected hereunder or under any Supplement, in each case whether in the form of documents, reports, lists, tapes, discs or any other form, shall be "Confidential Information." The Trustee and its agents, representatives or employees shall at all times maintain the confidentiality of all Confidential Information and shall not, without the prior written consent of the Depositor, disclose to third parties (including Certificateholders) or use such information, in any manner whatsoever, in whole or in part, except as expressly permitted under this Agreement or under any Supplement or as required to fulfill an obligation of the Trustee under this Agreement or under any Supplement, in which case such Confidential Information shall be revealed only to the extent expressly permitted or only to the Trustee's agents, representatives and employees who need to know such Confidential Information to the extent required for the purpose of fulfilling an obligation of the Trustee under this Agreement or under any Supplement. Notwithstanding the above, Confidential Information may be disclosed to the extent required by law, legal process or as provided under this Agreement, provided that the Trustee when possible gives prior written notice to the Depositor of the nature and scope of such disclosure and affords the Depositor an opportunity to contest such disclosure through any legal means available.

                                  ARTICLE XII

                                  Termination
                                  -----------

          Section 12.01. Termination of Trust.  The Trust and the respective
                         --------------------
obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Investor Certificateholders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 7.04, 8.04 and 12.02(b), upon
the earlier of (i) [          ], (ii) the day following the Distribution Date on
which the Invested Amount and Enhancement Invested Amount for each Series is zero and (iii) the time provided in Section 9.02(b).

          Section 12.02.  Final Distribution. (a) The Servicer shall give the
                          ------------------
Trustee at least 30 days prior notice of the Distribution Date on which the Investor Certificateholders of any Series or Class may surrender their Investor Certificates for payment of the final distribution on and cancellation of such Investor Certificates (or, in the event of a final distribution resulting from the application of Section 2.06, 9.02 or 10.01, notice of such Distribution Date promptly after the Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such Distribution
Date). Such notice shall be Accompanied by an Officer's Certificate setting forth the information specified in Section 3.05 covering the period during the then current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Investor Certificateholders the Trustee shall provide notice to Investor Certificateholders of such Series or class specifying (i) the date upon which final payment of such series or Class will be made upon presentation and surrender of Investor Certificates of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made upon presentation and surrender of such Investor certificates at the office or offices therein specified (which, in the case of Bearer Certificate, shall be outside the United States). The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Investor Certificateholders.

          (b) Notwithstanding a final distribution to the Investor Certificateholders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Investor Certificateholders shall continue to be held in trust for the benefit of such Investor Certificateholders and the Payment or the Trustee shall pay such funds to such Investor Certificateholders upon surrender of their Investor Certificates (and any excess shall be paid in accordance with the terms of any relevant Enhancement Agreement). In the event that all such Investor Certificateholders shall not surrender their Investor Certificates for cancellation within six months after the date specified in the notice from the Trustee described in paragraph (a), the Trustee shall give a second notice to the remaining such Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Certificates, shall be outside the United States). If within one year after the second notice all such Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such investor Certificateholders concerning surrender of their Investor Certificates and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Depositor any moneys held by them for the payment of principal or interest that remains unclaimed for two years. After such payment to the Depositor, Investor Certificateholders entitled to the money must look to the Depositor for payment as general creditors unless an applicable abandoned property law designates another Person.

          (c) In the event that the Invested Amount (or Enhancement Invested Amount) with respect to any Series is greater than zero on the related Series Termination Date or such earlier date as is specified in the related Supplement (after giving effect to deposits and distributions otherwise to be made on such date), the Trustee will sell or cause to be sold on such Series Termination Date, in accordance with the procedures and subject to the conditions described in such Supplement, Principal Receivables and the related Finance Charge Receivables (or interests therein) in an amount equal to the Invested Amount and the Enhancement Invested Amount, if any, with respect to such Series on such date (after giving effect to such deposits and distributions; provided, however,
                                                              --------  -------
that in no event shall such amount exceed such Series' allocable share of Receivables on such Series Termination Date). The proceeds from any such sale shall be allocated and distributed in accordance with the terms of the applicable Supplement.

          Section 12.03.  Depositor's Termination Rights.  Upon the termination
                          ------------------------------
of the Trust pursuant to Section 12.01 and the surrender of the Depositor's Certificate, the Trustee shall sell, assign and convey to the Depositor or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Trustee pursuant to Section 12.02(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Depositor to vest in the Depositor or its designee all right, title and interest which the Trust had in the Receivables and such other related assets.

                                 ARTICLE XIII

                            Miscellaneous Provisions
                            ------------------------

          Section 13.01.  Amendment; Waiver of Past Defaults. (a)  This
                          ----------------------------------
Agreement or any Supplement may be amended from time to time (including in connection with (w) the issuance of a Supplemental Certificate (x) the addition of Participation Interests to the Trust, (y) the designation of an Additional Depositor, or (z) the provision of additional Series Enhancement for the benefit of Certificateholders of any Series) by the Servicer, the Depositor and the Trustee without the consent of any of the Certificateholders, provided that (i) the Depositor shall have received written notice from each Rating Agency that such amendment will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee and
(ii) if such amendment realities to the provision of additional Series Enhancement or any Series, the Depositor shall have delivered to the Trustee and each provider of Series Enhancement an Officer's Certificate of the Depositor stating that the Depositor reasonably believes that such amendment will not, based on the facts known to such officer at the time of such certification, have a material adverse effect on the interests of the Certificateholders. Notwithstanding the foregoing, this Agreement may be amended without the consent of Certificateholders, any Series Enhancer and without the approval of any Rating Agency, for the purpose of correcting typographical errors, clarifying ambiguities and other similar modifications.

          (b) This Agreement or any Supplement may also be amended from time to time by the Servicer, the Depositor and the Trustee, with the consent of the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Certificateholders; provided, however,
                                                              --------  -------
that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Certificateholder, (ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without 6. the consent of each Investor Certificateholder or
(iv) adversely affect the rating of any Series or Class by any Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class evidencing more than 50% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel for the Depositor, addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder of such Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

          (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency and each Series Enhancer entitled thereto pursuant to the relevant Supplement.

          (d) It shall be necessary for the consent of Investor
Certificateholders under this Section to approve the particular form of any propose, amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          (e) Any Supplement executed in accordance with the provisions of
Section 6.03 shall not be considered an amendment to this Agreement for the purposes of this Section.

          (f) The Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Investor Certificates of each Series or, with respect to any Series with two or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of each Series to which such default relates or, with respect to any such Series with two or more classes, of each Class) may, on behalf of all Certificateholders, waive any default by the Depositor or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Investor Certificateholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

          Section 13.02.  Protection of Right, Title and Interest to Trust.  (a)
                          ------------------------------------------------
The Servicer shall cause this Agreement, all amendments and supplements hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders, and the Trustee's right, title and interest in the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders and the Trustee hereunder to all property compromising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Depositor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

          (b) Within 30 days after the Depositor makes any change in its name, identity, or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC, the Depositor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

          (c) The Depositor and the Servicer will give the Trustee prompt notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously file financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfector to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. The Depositor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive offices within the United States.

          (d) The Servicer will deliver to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement: (i) upon the execution had delivery of each amendment of this Agreement or any Supplement, an Opinion of Counsel to the effect specified in Exhibit H-1; (ii) on each Addition Date on which any Additional Accounts (other than Automatic Additional Accounts) are to be designated as Accounts pursuant to Section 2.08(a) or (b) .and on each date specified in Section 2.08(c)(iii) with respect to the inclusion of Automatic Additional Accounts as Accounts, an Opinion of Counsel substantially in the form of Exhibit H-2, and on each Addition Date on which any Participation Interests are to be included in the Trust pursuant to Section 2.08(a) or (b), an Opinion of Counsel covering the same substantive legal issues addressed by Exhibit H-2 but conformed to the extent appropriate to relate to Participation Interests; and (iii) on or before April 30 of each year, an Opinion of Counsel substantially in the form of Exhibit H-2.

          Section 13.03.  Limitation on Rights of Certificateholders.   (a) The
                          ------------------------------------------
death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Investor Certificateholder shall have any right to vote (except as expressly provided in this Agreement; or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Investor Certificateholders from time to time as partners or members of an association, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Certificateholder previously shall have made, and unless the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action, suit or proceeding relates) shall have made, a request to the Trustee to institute such action, suit or proceeding in its own name as

Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it; being understood and intended, and being expressly covenanted by each Investor Certificateholder with every other Investor Certificateholder and the Trustee, that no one or more Investor Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the holders of any other of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any other such Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders except as otherwise expressly provided in this Agreement. For the protection and enforcement of the provisions of this Section, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 13.04.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN
                          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 13.05.  Notices; Payments. (a) All demands, notices,
                          -----------------
instructions, directions and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission:


     (i)  in the case of the Depositor, to:

          Asset Backed Securities Corporation
          Park Avenue Plaza
          New York, New York
          (212) 909-2000
          Attention: [Department]

    (ii)  in the case of the Servicer, to:
          -------------------------------
          -------------------------------
          -------------------------------
          -------------------------------

   (iii)  in the case of the Trustee, to:
          -------------------------------

          -------------------------------
          -------------------------------
          -------------------------------

    (iv)  in the case of Moody's, to:
          99 Church Street,
          New York, New York 10007,
          Attention: ABS Monitoring Department 4th Floor (facsimile no. 212-553-4600);

     (v)  in the case of Standard & Poor's, to:
          26 Broadway,
          New York, New York 10004,
          Attention: Asset Backed Group, 15th Floor
          (facsimile no. (212-412-0323); and

          (vi) to any other Person as specified in any Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

          (b) Any Notice required or permitted to be given to a Holder of Registered Certificates shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. No Notice shall be required to be mailed to a Holder of Bearer Certificates or Coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Certificateholder receives such Notice. In addition, (a) if and so long as any Series or Class is listed on a European stock exchange (including the Luxembourg Stock Exchange), and such exchange shall so require, any Notice to Investor Certificateholders shall be published in an Authorized Newspaper in the city of such exchange, within the time period prescribed in this Agreement and (b) in the case of any Series or Class with respect to which any Bearer Certificates are outstanding, any Notice required or permitted to be given to Investor Certificateholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.


          Section 13.06.  Rule 144A Information.  For so long as any of the
                          ---------------------
Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Depositor, the Trustee, the Servicer and any Series Enhancer agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.

          Section 13.07.  Severability of Provisions.  If any one or more of the
                          --------------------------
covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions of this Agreement or of the Certificates or the rights of the Certificateholders.

          Section 13.08.  Assignment.  Notwithstanding anything to the contrary
                          ----------
contained herein, except as provided in Section 8.02, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Investor Certificates.

          Section 13.09.  Certificates Nonassessable and Fully Paid.  It is the
                          -----------------------------------------
intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Certificates upon authentication thereof by the Trustee pursuant to Section 6.02 are and shall be deemed fully paid.

          Section 13.10.  Further Assurances.  The Depositor and the Servicer
                          ------------------
agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

          Section 13.11.  Nonpetition Covenant.  Notwithstanding any prior
                          --------------------
termination of this Agreement, the Servicer, the Trustee, the Depositor, each Series Enhancer and each holder of a Supplemental Certificate shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignment, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust.

          Section 13.12.   No Waiver; Cumulative Remedies.  No failure to
                           ------------------------------
exercise and no delay in exercising, on the part of the Trustee or the Certificateholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies, powers and Privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          Section 13.13. Counterparts.  This Agreement may be executed in two or
                         ------------
more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 13.14.  Third-Party Beneficiaries.  This Agreement will inure
                          -------------------------
to the benefit of and be binding upon the parties hereto, the Certificateholders, any Series Enhancer (to the extent provided in this Agreement and the related Supplement) and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

          Section 13.15. Actions by Certificateholders. (a)  Wherever in this
                         -----------------------------
Agreement a provision is made that an action may be taken or a Notice given by Certificateholders, such action or Notice may be taken or given by any Certificateholder, unless such provision requires a specific percentage of Certificateholders.

          (b) Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of a Certificate shall bind such Holder and every subsequent Holder of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

          Section 13.16. Merger and Integration.  Except as specifically stated
                         ----------------------
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          Section 13.17.  Headings.  The headings herein are for purposes of
                          --------
reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          Section 13.18. Agreement to Constitute Security Agreement.  The
                         ------------------------------------------
Depositor hereby grants to the Trustee a security interest for the benefit of
(i) the Certificateholders and (ii) any Series Enhancer to the extent of the Enhancement Invested Amount, if any, provided for in the relevant Supplement (which interest, in the case of any Series Enhancer, will be subordinated to the interest of the Certificateholders of such Series in accordance with the relevant Supplement), in all of the Depositor's right, title and interest in, to and under the Receivables now existing and hereafter created, all moneys due or to become due and all amounts received with respect thereto and all "proceeds" thereof and any other Trust Assets, to secure all the Depositor's and Servicer's obligations hereunder, including the Depositor's obligation to sell or transfer Receivables hereafter created to the Trust. This Agreement shall constitute a security agreement under applicable law.

          IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                ASSET BACKED SECURITIES CORPORATION
                                Depositor

                                by:  __________________________
                                     Name:
                                     Title:

                                [SERVICER NAME]
                                Servicer

                                by:  __________________________
                                     Name:
                                     Title:

                                [TRUSTEE NAME]
                                Trustee,

                                by:  __________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT A

                            FORM OF BANK CERTIFICATE


          THIS BANK CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NEITHER THIS BANK CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

          THIS BANK CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. R-                                                                  One Unit

                         CSFB CARD ACCOUNT MASTER TRUST
                                BANK CERTIFICATE

                    THIS CERTIFICATE REPRESENTS AN INTEREST
                            IN CERTAIN ASSETS OF THE
                         CSFB CARD ACCOUNT MASTER TRUST

Evidencing an interest in a trust, the corpus of which consists primarily of receivables generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts and other revolving credit accounts transferred by Asset Backed Securities Corporation (the "Depositor").

               (Not an interest in or obligation of the Depositor
                           or any affiliate thereof)

          This certifies that Asset Backed Securities Corporation is the registered owner of a fractional interest in the assets of a trust (the "Trust") not allocated to the Certificateholders' Interest or the interest of any holder of a Supplemental Certificate pursuant to the Pooling and Servicing Agreement
dated as of [            ], 199[ ] (as amended and supplemented, the
"Agreement"), between Asset Backed Securities Corporation, a Delaware corporation, as Depositor, and [Trustee Name], a [ ] corporation, as trustee (the "Trustee"). The corpus of the Trust consists of (i) a portfolio of all receivables (the "Receivables") existing in the consumer revolving credit card accounts and other consumer revolving credit accounts identified under the Agreement from time to time (the "Accounts"), (ii) all Receivables generated under the Accounts from time to time thereafter, (iii) funds collected or to be collected from accountholders in respect of the Receivables, (iv) all funds which are from time to time on deposit in the Collection Account and in the Series Accounts, (v) the benefits of any Series Enhancements issued and to be issued by Series Enhancers with respect to one or more Series of Investor Certificates and (vi) all other assets and interests constituting the Trust. Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be requested from the Trustee by writing to the Trustee at the Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

          This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended and supplemented from time to time, the Depositor by virtue of the acceptance hereof assents and is bound.

          The Receivables consist of Principal Receivables which arise generally from the purchase of goods and services and amounts advanced to cardholders as cash advances and Finance Charge Receivables which arise generally from Periodic Finance Charges.

          This Certificate is the Depositor's Certificate, which represents the Depositor's Interest in certain assets of the Trust, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Agreement. The aggregate interest represented in the Depositor's Certificate at any time in the Receivables in the Trust shall not exceed the Depositor's Interest at such time. In addition to the Depositor's Certificate, (i) Investor Certificates will be issued to investors pursuant to the Agreement, which will represent the Certificateholders' Interest, and (ii) Supplemental Certificates may be issued pursuant to the Agreement, which will represent that portion of the Depositor's Interest not allocated to the Depositor. This Depositor's Certificate shall not represent any interest in the Collection Account or the Series Accounts, except as expressly provided in the Agreement, or any Series Enhancements.

          The Depositor has entered into the Agreement, and this Certificate is issued, with the intention that, for Federal, state and local income and franchise tax purposes only, the Investor Certificates will qualify as indebtedness of the Depositor secured by the Receivables. The Depositor, by entering into the Agreement and by the acceptance of this Certificate, agrees to treat the Investor Certificates for Federal, state and local income and franchise tax purposes as indebtedness of the Depositor.

          Subject to certain conditions and exceptions specified in the Agreement, the obligations created by the Agreement and the Trust created
thereby shall terminate upon the earlier of (i) [                   ], (ii) the
day following the Distribution Date on which the Invested Amount and Enhancement Invested Amount, if any, for each Series is zero and (iii) the time provided in
Section 9.02(b) of the Agreement.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Depositor has caused Certificate to be duly executed.


                                  ASSET BACKED SECURITIES
                                  CORPORATION


                                  by__________________________
                                    Name:
                                    Title:

                                    Dated: [       ], 199[  ]

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is the Depositor's Certificate described in the within-mentioned Agreement and Series Supplement.


as Trustee,


By:_________________________
      Authorized Officer


or


By:
      as Authenticating Agent
      for the Trustee,


By:_________________________
      Authorized Officer

                                                                       EXHIBIT B


           FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

                        (As required by Section 2.08 of
                     the Pooling and Servicing Agreement)

          ASSIGNMENT No.    OF RECEIVABLES IN ADDITIONAL ACCOUNTS dated as of
, /**///, by and between ASSET BACKED SECURITIES CORPORATION, as Depositor (the
   --
"Depositor"), and [Trustee Name], a [    ] corporation, as trustee (the
"Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.



                                   WITNESSETH

          WHEREAS the Depositor and the Trustee are parties to the Pooling and
Servicing Agreement dated as of [           ], 199[   ] (as amended and
supplemented, the "Agreement");

          WHEREAS, pursuant to the Agreement, the Depositor wishes to designate Additional Accounts owned by the Depositor to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Agreement); and

          WHEREAS the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

          NOW, THEREFORE, the Depositor and the Trustee hereby agree as follows:

1.   Defined Terms.  All capitalized terms used herein shall have the meanings
     -------------
ascribed to them in the Agreement unless otherwise defined herein.

          "Addition Date" shall mean, with respect to the Additional Accounts designated hereby, [ ], 19[ ].

          "Additional Cut-Off Date" shall mean, with respect to the Additional Accounts designated hereby, [ ], 199[ ].





----------
/**// To be dated as of the applicable Document Delivery Date.
 --

2.   Designation of Additional Accounts.  On or before the Document Delivery
     ----------------------------------
Date, the Depositor will deliver to the Trustee a computer file or a microfiche list containing a true and complete list of the related Additional Accounts or Participation Interests specifying (i) for each Additional Account, as of the Additional Cut-Off Date, its account number, the collection status, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account, which computer file or microfiche list shall supplement Schedule I to the Agreement (in the case of Additional Accounts) and (ii) for each Participation Interest, as of the Additional Cut-Off Date, information comparable to the information referred to in clause (i) above.

3.   Conveyance of Receivables.  The Depositor does hereby sell, transfer,
     -------------------------
assign, set over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under the Receivables of such Additional Accounts existing at the opening of business on the Additional Cut-Off Date and thereafter created from time to time until the termination of the Trust, all moneys due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC, and Recoveries but excluding Insurance Proceeds) thereof, and all of its right, title and interest in, to and under the Interchange payable pursuant to Section 2.07(i) of the Agreement. The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of the Servicer, the Depositor or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA, MasterCard or insurers.

a. The Depositor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now existing thereafter created in such Additional Accounts, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the sale and assignment of such Receivables to the Trust, and to deliver a file stamped copy of each such financing statement or other evidence of such filing (which, for purposes of this Section 3(b), consists of telephone confirmation of such filing) to the Trustee on or prior to the Addition Date. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

b. In connection with such sale, the Depositor further agrees, at its own expense, on or prior to the date of this Assignment, to indicate clearly and unambiguously in the appropriate computer files that Receivables created in connection with the Additional Accounts designated hereby (other than Removed Accounts) have been conveyed to the Trust pursuant to the Agreement and this Assignment for the benefit of the Certificateholders.

c. The Depositor does hereby grant to the Trustee a security interest in all of its right, title and interest in, to and under the Receivables now existing and hereafter created in the Additional Accounts designated, all moneys due or to become due and all amounts received with respect thereto and all "proceeds" (including "proceeds" as defined in the UCC and Recoveries, but excluding Insurance Proceeds) thereof, and all of its right, title and interest in, to and under the Interchange payable pursuant to Section 2.07(i) of the Agreement. This Assignment constitutes a security agreement under the UCC.

4.   Acceptance by Trustee.  The Trustee hereby acknowledges its
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acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to
Section 3(a) of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Depositor delivered to the Trustee the computer file or microfiche list described in
Section 2 of this Assignment.

5.   Representations and Warranties of the Depositor.  The Depositor hereby
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represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date that:

a.   Legal Valid And Binding Obligation. This Assignment constitutes a legal,
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     valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and, if applicable, the rights of creditors of a state banking corporation, state balking association or national banking association, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

b.   Eligibility of Accounts. Each Additional Account designated hereby is an
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     Eligible Account;


c.   Insolvency.  As of each of the Additional Cut-Off Date and the Addition
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     Date, no Insolvency Event with respect to [any Account Owner, as applicable or the] Depositor has occurred and the transfer by the Depositor of Receivables arising in the Additional Accounts to the Trust has not been made in contemplation of the occurrence thereof;

d.   Pay Out Event.  The Depositor reasonably believes that the addition of the
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     Receivables arising in the Additional Accounts will not, based on the facts known to the Depositor, then cause a Pay Out Event or any event that, after giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series;

e.   Security Interest.  Subject, in each case pertaining to proceeds, to
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     Section 9-306 of the UCC, and further subject to any Liens permitted under
     Section 2. 07(b) of the Agreement, this Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Depositor in the Receivables now existing or hereafter created in the Additional Accounts designated by the Depositor, all moneys due or to become due and all amounts received with respect thereto and the "proceeds" (including "proceeds" as defined in the UCC, and Recoveries but excluding Insurance Proceeds) thereof, and all of its right, title and interest in, to and under the Interchange payable pursuant to Section 2.07(i) of the Agreement, relating thereto or, if this Assignment does not constitute a sale of such property, it constitutes a grant of a "security interest" (as defined in the UCC), in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property and proceeds except for Liens permitted under subsection 2.07(b);

f.   No Conflict.  The execution and delivery by the Depositor of this
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     Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Depositor, will not conflict with or violate the articles of association or by-laws of the Depositor or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it or any of its properties are bound;

g.   No Proceedings. There are no proceedings or investigations, pending or, to
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     the best knowledge of the Depositor, threatened against the Depositor, before any Governmental Authority (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance by the Depositor of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

h.   All Consents.  All authorizations, consents, orders or other actions of
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     any Person or of any Governmental Authority required to be obtained by the Depositor in connection with the execution and delivery of this Assignment by the Depositor and the performance of the transactions contemplated by this Assignment by the Depositor have been obtained.

6.   Ratification of Agreement.  As supplemented by this Assignment, the
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Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

7.   Counterparts.  This Assignment may be executed in two or more
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counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

8.  GOVERNING LAW.  THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE
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LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Depositor and the Trustee have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

                                                 ASSET BACKED SECURITIES CORP.,
                                                 Depositor,

                                                 by__________________________
                                                   Name:
                                                   Title:


                                                 [TRUSTEE NAME]
                                                 Trustee,

                                                 by__________________________
                                                   Name:
                                                   Title: